UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Materials under §240.14a-12

Black Hills Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-16(i)(1) and 0-11.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

(This page left blank intentionally.)

BLACK HILLS CORPORATION

Notice of 2023

Annual Meeting of Shareholders

and Proxy Statement

(This page left blank intentionally.)

BLACK HILLS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

WHEN:	WHERE:

Horizon Point
Tuesday, April 25, 2023	Company’s Corporate Headquarters
9:30 a.m., local time	7001 Mount Rushmore Road
Rapid City, South Dakota 57702

We are pleased to invite you to attend the annual meeting of shareholders of Black Hills Corporation.

In the event it is not possible to attend our annual meeting in person, we encourage you to listen to the meeting by calling in: 605-782-9484, Conference ID: 744 233 731#. The presentation for this meeting can be located at www.blackhillscorp.com by clicking on "Events and Presentations" in the "Investor Relations" section. The presentation will be posted on the website before the call. Please note, if you attend by calling in, you will not be able to vote your shares or submit questions. Accordingly, it is important that you vote your shares as instructed below.

Proposals:

1.
Election of three directors in Class II: Scott M. Prochazka, Rebecca B. Roberts, and Teresa A. Taylor.
2.
Ratification of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2023.
3.
Advisory vote to approve our executive compensation.
4.
Advisory vote on the frequency of the advisory vote on our executive compensation.
5.
Any other business that properly comes before the annual meeting.

Record Date:

The Board set March 6, 2023 as the record date for the meeting. This means that our shareholders as of the close of business on that date are entitled to receive this notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.

How to Vote:

Your vote is very important. You may vote your shares by telephone, by the Internet or by returning the enclosed proxy. If you own shares of common stock other than the shares shown on the enclosed proxy, you will receive a proxy in a separate envelope for each such holding. Please vote each proxy received. To make sure that your vote is counted if voting by mail, you should allow enough time for the postal service to deliver your proxy before the meeting.

Sincerely,

/s/ AMY K. KOENIG
Amy K. Koenig
Vice President - Governance, Corporate Secretary and Deputy General Counsel

PROXY SUMMARY

BLACK HILLS CORPORATION OVERVIEW

We are a customer-focused energy solution provider that invests in our communities’ safety, sustainability and growth with a mission of Improving Life with Energy and a vision to be the Energy Partner of Choice. The Company’s core mission – and our primary focus – is to provide safe, reliable and cost-effective electric and natural gas service to 1.3 million utility customers in over 800 communities in eight states, including Arkansas, Colorado, Iowa, Kansas, Montana, Nebraska, South Dakota and Wyoming.

Items of Business to be Considered at the Annual Meeting

Proposal		Board Recommendation	Page
1	Election of Directors	☑ FOR each Director Nominee	6
2	Ratification of Deloitte & Touche LLP to Serve as Independent Registered Public Accounting Firm for 2023	☑ FOR	21
3	Advisory Vote to Approve Executive Compensation	☑ FOR	24
4	Advisory Vote on the Frequency of the Advisory Vote on our Executive Compensation	☑ 1 YEAR	51

BOARD OF DIRECTORS

Director Nominees

Our Board of Directors ("Board") is committed to oversight that promotes the long-term interests of our shareholders and other stakeholders. We believe this is best achieved with directors who bring a diverse and relevant set of skills, expertise, experiences and perspectives. Our Board is nominating three individuals for election at this annual meeting. The following table provides summary information about the nominees:

Name	Age	Director Since	Independent	Committee Membership	Other Public Boards
Scott M. Prochazka	57	2020	X	Compensation	Li-Cycle Holdings Corp. Peridot Acquisition Corp. II
Rebecca B. Roberts	70	2011	X	Compensation Governance (Chair)	AbbVie, Inc. MSA Safety, Inc.
Teresa A. Taylor	59	2016	X	Compensation (Chair) Governance	T-Mobile USA, Inc.

Proxy Summary ‖ 1

Director Skills and Demographics

	Evans	Granger	Jensen	McAllister	Mills	Otto	Prochazka	Roberts	Schober	Taylor
Skills and Experience
Business Operations	X	X	X	X	X		X	X		X
Customer Service	X						X			X
Cybersecurity/Technology				X		X
ESG/Sustainability	X			X				X
Financial Acumen		X	X	X	X	X	X	X	X
Government/Regulatory	X	X				X	X		X	X
Health and Safety	X	X	X	X		X	X	X
Human Capital Management/Compensation			X				X	X		X
Legal/Governance/Compliance	X	X	X	X
Mergers and Acquisitions	X		X	X	X				X	X
Risk Management	X	X	X	X	X	X	X	X	X	X
Strategic Planning	X	X	X	X	X	X	X	X	X	X
Utility Industry	X						X		X
Board Tenure
Years	4	2	3	3	11	6	2	11	7	6
Age
Years Old	60	63	60	58	67	63	57	70	67	59
Gender
Female				X				X		X
Male	X	X	X		X	X	X		X
Race/Ethnicity
African American/Black		X
White/Caucasian	X		X	X	X	X	X	X	X	X

OUR COMMITMENT TO SUSTAINABILITY

Our mission of Improving Life with Energy means we must be ready to make tomorrow even better than today. That is why we are committed to creating a cleaner energy future which builds upon our responsibility to provide the safe, reliable and cost-effective energy that improves our customers’ lives. By investing in the success of our employees, continually innovating, thoughtfully utilizing resources and keeping people at the core of our decision-making, we are dedicated to the sustainability of our Company, communities and planet.

Environmental, Social and Governance (ESG) Strategy and Oversight

We are excited to announce significant advancements in our decarbonization journey. We are building upon our success of delivering cost-effective energy for customers and strong returns for investors by seeking renewable energy growth opportunities, minimizing risk and responding to stakeholders’ evolving expectations. ESG and sustainability are inherently connected throughout our business and our ESG management is structured accordingly. Our Board oversees ESG, with management leadership from our CEO and executive steering committee, our dedicated department and our cross functional sustainability working group.

Proxy Summary ‖ 2

Responsibly Reducing Greenhouse Gas Emissions

In November 2020, we announced clean energy goals to reduce greenhouse gas (GHG) emissions intensity for our Electric Utilities of 40% by 2030 and 70% by 2040 and achieve GHG reductions of 50% by 2035 for our Gas Utilities. In August 2022, we announced a new "Net Zero by 2035" target for our Gas Utilities, which doubles the previous target of a 50% reduction by 2035. Net Zero will be achieved through pipeline material and main replacements, advanced leak detection, third-party damage reduction, expanding the use of renewable natural gas (RNG) and hydrogen, and utilizing carbon credit offsets.

Electric Utilities Goals(1)(2)		Natural Gas Utilities Goals(1)(3)
â	40% by 2030	â	Net Zero by 2035
â	70% by 2040

(1)
Our goals are compared to a 2005 baseline.
(2)
Electric Utilities goals include Scope 1 emissions from electric utility generating units and Scope 3 emissions from purchased power for sales.
(3)
Natural Gas Utilities goals include all Scope 1 sources of methane emissions on our distribution system, including fugitive emissions from pipeline mains and service lines, meters, transfer stations, system damages and system blow downs.

We are proud of our sustainability efforts and continue to pursue initiatives to enable the transition to a cleaner energy future, including:

•
Since 2005, we have reduced GHG emissions intensity from our natural gas distribution system mains and services by more than 33% and achieved a 33% reduction in electric utility emissions (a nearly 10% reduction since announcing our goal in 2020 for our electric utilities).
•
We have advanced our role in RNG. In 2021, we developed a voluntary RNG and carbon offset program to help our residential and small business natural gas customers offset up to 100% or more of the emissions associated with their own natural gas usage. We've filed for approval to launch these programs in three of our states, have received approval in two states, and plan to seek approval to offer to all customers in 2023.
•
As we look to the future, our more than 520 MW of planned battery storage, renewable generation and additions, and investments in innovation, such as our hydrogen pilot study, position us to achieve deeper carbon reductions that also deliver reliable and cost-effective energy to our customers.

We will continue executing our strategy of investing in cost-effective renewables and new technologies to further reduce our environmental impact across all states in which we operate, while continuing to deliver safe, reliable and cost effective energy to customers.

For additional information on our commitment to sustainability, you can review the following 2021 ESG reports on our website at www.blackhillsenergy.com/our-company/commitment-sustainability/sustainability-and-esg-reports:

•
2021 Corporate Sustainability Report
•
2021 Edison Electric Institute ESG Disclosure
•
2021 American Gas Association ESG Disclosure
•
2021 Natural Gas Sustainability Initiative Disclosure
•
2021 Sustainability Accounting Standards Board Disclosure
•
2021 Task Force on Climate Related Financial Disclosure Index

Proxy Summary ‖ 3

EXECUTIVE COMPENSATION

We have an Executive Compensation Philosophy that establishes the framework our Compensation Committee applies in structuring compensation for our executive officers ("Named Executive Officers" or "NEOs"). The components of our executive pay program consist of a base salary, a short-term incentive plan, and long-term incentives. Our executive pay program aligns the interest of our Named Executive Officers with our stakeholders by tying incentive pay to achievement of performance metrics.

Variable	78%	Variable	63%
Linked to Share Value	57%	Linked to Share Value	40%

*Percentages may differ from above due to rounding.

The performance measures for our incentive compensation plans are discussed in greater detail on page 28 of the Proxy Statement. We also require our executive officers to hold a significant amount of our common stock (between 3 and 6 times the base salary) to further align their performance with the interest of our stakeholders.

Our compensation practices and policies demonstrate the alignment between executive compensation and the interests of our stakeholders. Our shareholders share our confidence in our compensation philosophy as reflected by the support of shareholders owning 95 percent of the shares who voted to approve our 2021 executive compensation at last year's annual meeting.

The following table summarizes our 2022 performance metrics and results for incentive plans that ended in 2022.

Pay Element	Performance Measure	2022 Results
Short-term Incentive: Payout of 71.48% of Target
70 Percent	EPS from ongoing operations, as adjusted, target set at $4.05; threshold set at $3.77	$3.97 per share for incentive plan purposes
7.5 Percent	System Average Interruption Duration Index (SAIDI), target set at 65.80; threshold set at 74.40	SAIDI:70.14
7.5 Percent	Hits Per Thousand (HPT), target set at 2.05; threshold set at 2.16	HPT: 2.26
7.5 Percent	Total Case Incident Rate (TCIR), target set at 1.00; threshold set at 1.25	TCIR: 1.39
7.5 Percent	Diversity Training	Diversity Training: 100% of Target
Long-term Incentive (2020-2022 Plan): Payout of 26.98% of Target
Performance Share Award	Total Shareholder Return (TSR) relative to our Performance Peer Group measured over a three-year period	TSR: 0.14%
26th Percentile Ranking in Performance Peer Group

Proxy Summary ‖ 4

2022 ACCOMPLISHMENTS AND PERFORMANCE

Black Hills Corporation reported excellent operational performance in 2022. Earnings per share for the year increased 6% compared to 2021. Consistent execution of our strategy focusing on our customer's needs, cultivating growth, and achieving fair and timely regulatory recovery successfully offset the impact of higher interest rates and inflation in 2022. Significant accomplishments for the year included:

•	Provided the safe and reliable service our communities and customers depend on and achieved several notable operations performance metrics:
	*	Achieved top-quartile reliability metrics by our three electric utilities
	*	Achieved a safety performance total case incident rate of 1.39 compared to a 2020 American Gas Association second quartile reported average of 1.52
	*	Achieved a safety performance preventable motor vehicle incident rate of 1.33 compared to a 2020 American Gas Association reported top quartile average of 1.56
	*	Served ongoing demand growth through 11 new summer or winter electric demand peaks
	*	Wyodak received its CORESafety Certification through the National Mining Association
	*	Energy Star Partner of the Year for sustained excellence in Arkansas
•	Completed financing activity to accomplish our long-term objective of investing to meet the needs of our customers, including:
	*	Issued 1.3 million shares of new common stock for net proceeds of $90 million under our at-the-market equity offering program
	*	Grew our dividend for the 52nd consecutive year with a 5.2 percent increase in calendar year 2022 over 2021
•	Invested in our utility infrastructure and systems:
	*	Deployed $598 million in capital projects
	*	Secured adequate liquidity to serve customers through compounding impacts of Winter Storm Uri in 2021, Storm Elliot and high natural gas prices in 2022
•	Executed a number of regulatory accomplishments:
	*	Successfully completed rate review requests for Arkansas Gas and Wyoming Electric
	*	All Winter Storm Uri regulatory recovery plans approved; more than 33% of $546 million of fuel costs recovered to date
*

Reached a constructive settlement for Colorado Electric's Clean Energy Plan which, if approved, will result in nearly 70% of the electricity to meet customers' needs being generated by carbon-free sources by 2030

	*	Received a Certificate of Public Convenience and Necessity for the Ready Wyoming 260-mile multi-phase transmission expansion project
•	Continued our focus on sustainability, including:
	*	Announced a new commitment to achieve Net Zero emission by 2035 for our natural gas distribution system
	*	Issued an updated sustainability report and EEI, AGA, SASB, and NGSI disclosures, and provided new TCFD disclosures
	*	Our electric utilities surpassed the one-third reduction of GHG emission mark and achieved a nearly 10% reduction in emissions intensity since announcing our goals

Proxy Summary ‖ 5

BLACK HILLS CORPORATION

7001 Mount Rushmore Road

Rapid City, South Dakota 57702

PROXY STATEMENT

✓

A proxy in the accompanying form is solicited by the Board of Black Hills Corporation, a South Dakota corporation, to be voted at the annual meeting of our shareholders to be held Tuesday, April 25, 2023, and at any adjournment of the annual meeting.

✓

The enclosed form of proxy, when executed and returned, will be voted as set forth in the proxy. Any shareholder signing a proxy has the power to revoke the proxy in writing, addressed to our secretary, or in person at the meeting at any time before the proxy is exercised.

✓

This proxy statement and the accompanying form of proxy are to be first mailed on or about March 15, 2023. Our 2022 annual report to shareholders is being mailed to shareholders with this proxy statement.

VOTING RIGHTS AND PRINCIPAL HOLDERS

✓

Only our shareholders of record at the close of business on March 6, 2023 are entitled to vote at the meeting. Our outstanding voting stock as of the record date consisted of 66,277,565 shares of our common stock.

✓	Each outstanding share of our common stock is entitled to one vote. Cumulative voting is permitted in the election of directors in the same class.

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING PROCESS

Who is soliciting my proxy?

The Board of Directors of Black Hills Corporation is soliciting your proxy.

Where and when is the annual meeting?

The annual meeting is at 9:30 a.m., local time, April 25, 2023 at Horizon Point, the Company’s corporate headquarters, 7001 Mount Rushmore Road, Rapid City, South Dakota.

Who can vote?

Holders of our common stock as of the close of business on the record date, March 6, 2023, can vote at our annual meeting. Each share of our common stock has one vote for Proposals 2, 3, and 4. Related to Proposal 1, Election of Directors, cumulative voting is permitted in the election of directors in the same class.

How do I vote?

There are three ways to vote by proxy:

•
by calling the toll free telephone number on the enclosed proxy;
•
by going to the website identified on the enclosed proxy; or
•
by returning the enclosed proxy in the envelope provided.

You may be able to vote by telephone or over the Internet if your shares are held in the name of a bank or broker. If this is the case, you will need to follow their instructions.

What constitutes a quorum?

Shareholders representing at least 50 percent of our common stock issued and outstanding as of the record date must be present at the annual meeting, either in person or by proxy, for there to be a quorum. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

What am I voting on and what is the required vote for the proposals to be adopted?

The required vote and method of counting votes for the various business matters to be considered at the annual meeting are described in the table below. If you sign and return your proxy card without indicating your vote, your shares will be voted in accordance with the Board recommendations as set forth below.

Item of Business	Board Recommendation	Voting Approval Standard	Effect of Abstention	Effect of Broker Non-Vote
Proposal 1:	FOR election of each director nominee	The three nominees with the most "FOR" votes are elected to their respective classes.	No effect	No effect

Election of Directors
If a nominee receives more "WITHHOLD AUTHORITY" votes than "FOR" votes, the nominee must submit a resignation for consideration by the Governance Committee and final Board decision.
Proposal 2:	FOR	The votes cast "FOR" must exceed the votes cast "AGAINST".	No effect	Not applicable; broker may vote shares without instruction

Ratification of Appointment of Independent Registered Public Accounting Firm

Proposal 3:	FOR	The votes cast "FOR" must exceed the votes cast "AGAINST".	No effect	No effect
Advisory Vote to Approve Executive Compensation
This advisory vote is not binding on the Board, but the Board will consider the vote results when making future executive compensation decisions.
Proposal 4:	1 YEAR

The frequency receiving the greatest number of votes will be considered by the advisory vote of the shareholders.

This advisory vote is not binding on the Board, but the Board will consider the vote result when determining the frequency of the say on pay vote.

			No effect	No effect
Advisory Vote on the Frequency of the Advisory Vote to Approve Executive Compensation

Is cumulative voting permitted for the election of directors?

In the election of directors, you may cumulate your vote. Cumulative voting allows you to allocate among the director nominees in the same class, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares you hold. For example, if you own 100 shares of stock, and there are three directors to be elected in a class at the annual meeting, you could allocate 300 “For” votes (three times 100) among as few or as many of the three nominees to be voted on at the annual meeting as you choose.

If you choose to cumulate your votes, you will need to submit a proxy card or a ballot and make an explicit statement of your intent to cumulate your votes, either by indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the annual meeting. If you hold shares beneficially in street name and wish to cumulate votes, you should contact your broker, trustee or nominee.

How will my shares be voted if they are held in a broker’s name?

If you hold your shares through an account with a bank or broker, the bank or broker may vote your shares on some matters even if you do not provide voting instructions. Brokerage firms have the authority under the New York Stock Exchange ("NYSE") rules to vote shares on certain matters (such as the ratification of auditors) when their customers do not provide voting instructions. However, on most other matters when the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that matter and a “broker non-vote” occurs. This means that brokers may not vote your shares on the election of directors, the “say on pay” advisory vote and the "say on frequency" advisory vote if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

What should I do now?

You should vote your shares by telephone, over the Internet or by returning your signed and dated proxy card in the enclosed envelope as soon as possible so that your shares will be represented at the annual meeting.

Who will count the vote?

Representatives of our transfer agent, Equiniti Trust Company, will count the votes and serve as judges of the election.

Who conducts the proxy solicitation and how much will it cost?

We are asking for your proxy for the annual meeting and will pay all the costs of asking for shareholder proxies. We have hired Georgeson LLC to help us send out the proxy materials and ask for proxies. Georgeson LLC’s fee for these services is anticipated to be $12,250 plus out-of-pocket expenses. We can ask for proxies through the mail, by telephone or in person. We can use our directors, officers and employees to ask for proxies. These people do not receive additional compensation for these services. We will reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of our common stock.

Can I revoke my proxy?

Yes. You can change your vote in one of four ways at any time before your proxy is used. First, you can enter a new vote by telephone or Internet. Second, you can revoke your proxy by written notice. Third, you can send a later dated proxy changing your vote. Fourth, you can attend the meeting and vote in person.

Who should I call with questions?

If you have questions about the annual meeting, you should call Amy K. Koenig, Vice President - Governance, Corporate Secretary and Deputy General Counsel, at (605) 721-1700.

PROPOSAL 1	ELECTION OF DIRECTORS

Our Board is nominating three individuals for election as directors at this annual meeting. All of the nominees are currently serving as our directors. In accordance with our Bylaws and Article VI of our Articles of Incorporation, members of our Board are elected to three classes of staggered terms consisting of three years each, and until their successors are duly elected and qualified. At this annual meeting, three directors will be elected to Class II for a term of three years until our annual meeting in 2026.

Nominees for director at the annual meeting are Scott M. Prochazka, Rebecca B. Roberts, and Teresa A. Taylor. Our Bylaws require a minimum of nine directors. Currently, the Board has set the size of the Board at 10 directors.

Pursuant to our Bylaws, directors must resign from the Board at the annual meeting after attaining 72 years of age. Accordingly, Ms. Roberts, who will turn 72 prior to our 2025 annual meeting, is required to resign effective at our 2025 annual meeting and therefore will serve only two years of her term.

If, at the time of the annual meeting, any nominees are unable to stand for election, the Board may designate a substitute or reduce the number of directors to no less than nine. In that case, shares represented by proxies may be voted for a substitute director nominated by the Board. We do not expect that any nominee will be unavailable or unable to serve.

The Board and the Governance Committee believe that the combination of the various qualifications, skills and experiences of the directors contribute to an effective and well-functioning Board, and that, individually and as a whole, the directors possess the necessary qualifications to provide effective oversight of the business and quality advice to the Company’s management. Included in each director’s biography below is an assessment of the specific qualifications, attributes, skills and experience that have led to the conclusion that each individual should serve as a director in light of our current business and structure.

The Board recommends a vote FOR the election of the following nominees:

Director Nominee	Class	Year Term Expiring
Scott M. Prochazka	II	2026
Rebecca B. Roberts	II	2026
Teresa A. Taylor	II	2026

DIRECTOR SKILLS AND EXPERIENCE

Linden R. Evans	Outside Directorships:
President and Chief Executive Officer of the Company	None
Director since: 2018
Director Class: III, term expiring in 2024
Age: 60
Summary:

Mr. Evans has been President and Chief Executive Officer of the Company since January 1, 2019. He previously served as President and Chief Operating Officer from 2016 to 2018, and President and Chief Operating Officer – Utilities from 2004 to 2015. He began his career with Black Hills Corporation in 2001 as Corporate Counsel. Prior to joining the Company, Mr. Evans was a mining engineer and an attorney specializing in environmental and corporate legal matters.

Skills Relevant to BHC:

As CEO of Black Hills Corporation, Mr. Evans brings historic institutional knowledge of the Company and its operations that assist the Board in its evaluation of the Company’s financial and operational risks and strategy.

Barry M. Granger	Standing Board Committees:
Managing Partner and Co-Founder of Vonbar Investments LLC	Audit Committee
Director since: 2020
Director Class: III, term expiring in 2024	Outside Directorships:
Age: 63	None
Summary:

Mr. Granger has over 35 years of experience in the chemical, materials and industrial markets. He is the Managing Partner of Vonbar Investments LLC, a consulting firm he founded in 2018. He held roles as Vice President of Government Marketing and Government Affairs at DuPont from 2010 to 2017 and Vice President and General Manager, Tyvek® from 2007 to 2010. Early in his career, he served as the Executive Assistant to the Chairman and CEO of DuPont. He has held a variety of leadership positions with increasing responsibilities in operations, product management, sales and marketing.

Skills Relevant to BHC:
Mr. Granger’s leadership roles in the areas of governmental affairs and operations offer the Board insight regarding oversight of operations, regulatory affairs, and safety.

Tony A. Jensen	Standing Board Committees:
Retired Director, President and Chief Executive Officer of Royal Gold, Inc.	Compensation Committee
Director since: 2019
Director Class: III, term expiring in 2024	Outside Directorships:
Age: 60	None
Summary:

Mr. Jensen has over 35 years of experience in the international mining and mining finance industries. From 2003 until his retirement in 2019, Mr. Jensen served in several leadership roles at Royal Gold, Inc., a public precious metals company, including Director, President and Chief Executive Officer from 2006 to 2019, and Chief Operating Officer from 2003 to 2006. Prior to 2003, he held progressively more responsible roles in engineering, finance, strategic growth, safety, environmental excellence, and operational efficiency.

Skills Relevant to BHC:

As a former CEO of a publicly traded precious metals stream and royalty company, Mr. Jensen brings business, leadership, governance, and financial expertise that assists Board in evaluating the Company’s financial risks and strategy and capital deployment.

Kathleen S. McAllister	Standing Board Committees:
Retired Director, President and Chief Executive Officer of Transocean Partners LLC	Audit Committee
Director since: 2019
Director Class: I, term expiring in 2025	Outside Directorships:
Age: 58	Silverbow Resources, Inc. (since 2023) TMC The Metals Company Inc. (since 2022)
Summary:

Ms. McAllister has over 30 years of experience in diverse leadership roles with global, capital intensive companies in the energy value chain. She served as Director, President and CEO of Transocean Partners LLC, an international provider of offshore contract drilling services from 2014 to 2016, and as CFO in 2016. She held the roles of Vice President and Treasurer of Transocean Ltd. from 2011 to 2014. Prior to 2011, she served in roles with increasing responsibility in finance, information technology, tax and treasury. Ms. McAllister is a National Association of Corporate Directors Board Fellow and a Certified Public Accountant. She previously served on the board of Maersk Drilling from 2019 to 2021, where she chaired the Audit and Risk Committee. She is a Board Member of Silverbow Resources, Inc. and TMC The Metals Company Inc., where she chairs the Audit Committees.

Skills Relevant to BHC:

As a former CEO, CFO and Treasurer of publicly traded companies, Ms. McAllister's broad business perspective, financial acumen and experience in capital raising and allocation contributes to the Board's oversight of strategy and risk. Her experience serving as a corporate director and audit and risk committee chair on other public company boards provides a valuable perspective on the Board's role in management oversight and corporate governance.

Steven R. Mills	Standing Board Committees:
Chairman of the Board Retired Public Company Financial Executive	Governance Committee
Director since: 2011
Director Class: III, term expiring in 2024	Outside Directorships:
Age: 67	Amyris, Inc. (since 2018)
Summary:

Mr. Mills has more than 40 years of experience in the fields of accounting, corporate finance, strategic planning, risk management, and mergers and acquisitions. He is a Board Member of Amyris, Inc., a renewable products company, where he serves as Chair of the Audit Committee and as a member of the Leadership, Development, Inclusion and Compensation Committee. Mr. Mills is also a consultant and advisor to Arianna S.A., a European-based specialized investment fund. Previously, Mr. Mills served as Chief Financial Officer of Amyris, Inc. from 2012 to 2013. Prior to joining Amyris, he had a 33-year career at Archer Daniels Midland Company, one of the world’s largest agricultural processors and food ingredient providers, where he held various senior executive roles, including Senior Executive Vice President Performance and Growth, Chief Financial Officer, Controller, and Senior Vice President Strategic Planning.

Skills Relevant to BHC:

Mr. Mills brings to the Board executive leadership and financial experience as a former CFO of publicly traded companies and strategic planning experience as both a former senior vice president of strategic planning and a senior executive vice president performance and growth for a publicly traded company. These roles also position Mr. Mills to provide the Board perspectives on mergers and acquisitions and capital deployment.

Robert P. Otto	Standing Board Committees:
Owner of Bob Otto Consulting LLC	Audit Committee
Director since: 2017
Director Class: I, term expiring in 2025	Outside Directorships:
Age: 63	None
Summary:

Since 2017, Mr. Otto has provided strategic planning and advisory services in cybersecurity and intelligence through his company, Bob Otto Consulting LLC. With 34 years of U.S. Air Force service, he served as a general officer from 2008 to 2016, culminating as lieutenant general and the Deputy Chief of Staff for Intelligence, Surveillance and Reconnaissance. He was directly responsible for intelligence policy, planning, implementation, oversight, and leadership of a 27,000-person workforce.

Skills Relevant to BHC:

Mr. Otto’s experience in cybersecurity and intelligence through his lengthy career with the U.S. Air Force provide the Board information technology and cybersecurity expertise. His leadership and oversight of a large workforce position him to provide the Board insights regarding human capital management.

Scott M. Prochazka	Standing Board Committees:
Former Board Member, President and Chief Executive Officer of CenterPoint Energy	Compensation Committee
Director since: 2020
Director Nominee Class: II, term expiring in 2026	Outside Directorships:
Age: 57	Peridot Acquisition Corp. II (since 2021) Li-Cycle Holdings Corp. (since 2021)
Summary:

Mr. Prochazka served as Board Member, President and Chief Executive Officer of CenterPoint Energy, a public energy delivery company with electric transmission and distribution, power generation and natural gas distribution operations, from 2014 until his retirement in 2020. Prior to that he was Chief Operating Officer from 2012 to 2013, Senior Vice President of Electric Business from 2011 to 2012, and Vice President of Gas Business Unit from 2009 to 2011. He held other management positions including Vice President Customer Care and Support Services and Vice President Texas Gas Region. Before his time at CenterPoint Energy, Mr. Prochazka held roles of increasing responsibility at Dow Chemical. Mr. Prochazka was a Board Member of Enable Midstream Partners, LP from 2014 to 2020, and Chairman from 2015 to 2017. Mr. Prochazka was previously a Board Member of Peridot Acquisition Corporation, from 2020 to 2021, where he served on the Audit and Compensation Committees. He is a Board Member of Peridot Acquisition Corp. II where he serves on the Audit and Compensation Committees, and Li-Cycle Holdings Corp. (successor to Peridot Acquisition Corp.) where he chairs the Audit Committee and serves on the Nominating/Governance Committee and the Compensation Committee.

Skills Relevant to BHC:

Mr. Prochazka’s executive experience as a former CEO of a publicly traded electric and gas utility company, with a market cap more than four times that of Black Hills Corporation, and leadership experience as COO of both gas and electric utility divisions, provides a valuable perspective regarding utility business operations, regulatory and governmental affairs, safety, capital deployment and risk management.

Rebecca B. Roberts	Standing Board Committees:
Retired President of Chevron Pipe Line Company	Compensation Committee Governance Committee (Chair)
Director since: 2011
Director Nominee Class: II, term expiring in 2026	Outside Directorships:
Age: 70	AbbVie, Inc. (since 2018) MSA Safety, Inc. (since 2013)
Summary:

Ms. Roberts has over 35 years of experience in the energy industry, including managing pipelines in North America and global pipeline projects, and managing a portfolio of power plants in the United States, Asia, and the Middle East. From 2006 until her retirement in 2011, Ms. Roberts served as the President of Chevron Pipe Line Company, a pipeline company transporting crude oil, refined petroleum products, liquefied petroleum gas, natural gas, and chemicals within the United States. From 2003 until 2006, she was the President of Chevron Global Power Generation. She was previously a Board Member of Enbridge, Inc., from 2015 to 2018. Ms. Roberts is a Board Member of Abbvie, Inc. and MSA Safety, Inc., where she serves as the Chair of the Compensation Committee.

Skills Relevant to BHC:

Ms. Robert’s executive experience overseeing natural gas pipelines and power generation facilities positions her to assist the Board as it evaluates the Company’s operational, health and safety risks. Her prior and ongoing experience on other public company boards provides insight as to the Board’s role in oversight of management as well as corporate governance.

Mark A. Schober	Standing Board Committees:
Retired Senior Vice President and Chief Financial Officer of ALLETE, Inc.	Audit Committee (Chair) Governance Committee
Director since: 2015
Director Class: I, term expiring in 2025	Outside Directorships:
Age: 67	None
Summary:

Mr. Schober has more than 35 years of experience in the utility and energy industry. From 2006 until his retirement in 2014, Mr. Schober served as the Senior Vice President and Chief Financial Officer of ALLETE, Inc., a public energy company. His extensive industry experience in the upper Midwest provides expertise in the regulated business model and the unique challenges of the geographic and regulatory environment in which we operate.

Skills Relevant to BHC:

Mr. Schober brings to the Board business and leadership experience as a former executive of a public company, regulated utility experience as a former executive of a publicly traded Midwest based energy company, and financial expertise having served as a CFO. He also provides insight to the Company regarding potential exposures and risks in these areas.

Teresa A. Taylor	Standing Board Committees:
Chief Executive Officer of Blue Valley Advisors, LLC	Compensation Committee (Chair) Governance Committee
Director since: 2016
Director Nominee Class: II, term expiring in 2026	Outside Directorships:
Age: 59	T-Mobile USA, Inc. (since 2013)
Summary:

Ms. Taylor has over 30 years of experience in the technology, media, and telecom sectors. She has been the Chief Executive Officer of Blue Valley Advisors, LLC, a consulting firm that she founded, since 2011. She was the Chief Operating Officer of Qwest Communications, Inc., a telecommunications carrier, from 2009 to 2011, where she led the daily operations and a senior management team responsible for 30,000 employees in field support, technical development, sales, marketing, customer support and information technology systems. She is a Board Member of T-Mobile USA, Inc. She was previously a Board Member of First Interstate BancSystem, Inc. from 2012 to 2020, Columbia Pipeline Group Inc. from 2015 to 2016, and NiSource, a public utility company from 2012 to 2015.

Skills Relevant to BHC:

Ms. Taylor’s broad range of experience over her three decades-long career, including in the fields of human resources, customer support, information technology systems, and business operations, add breadth and depth to the board. Her experience leading large employee teams lends toward engagement with the Board in the areas of compensation practices and human capital management. Ms. Taylor’s experience as a lead independent director of a publicly traded company provides further insight into Board governance and oversight of management.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board has adopted “Corporate Governance Guidelines of the Board,” which guide the operation of our Board and assist the Board in fulfilling its obligations to shareholders and other constituencies. The guidelines lay the foundation for the Board’s responsibilities, operations, leadership, organization and committee matters. The Governance Committee reviews the guidelines annually, and the guidelines may be amended at any time, upon recommendation by the Governance Committee and approval of the Board. These guidelines can be found in the “Governance” section of our website (www.blackhillscorp.com/investor-relations/corporate-governance).

Board Leadership Structure

On May 1, 2020, Steven R. Mills, an independent director, was appointed Chairman of the Board. As Chairman, Mr. Mills leads our Board in the performance of its duties by working with the CEO to establish meeting agendas, facilitating board meetings and executive sessions, and collaborating with the Board to annually evaluate the performance of the CEO.

As provided in our Corporate Governance Guidelines, the Board does not have a policy on whether or not the roles of Chairman and CEO should be separate or combined. The Governance Committee annually reviews the appropriate leadership structure for the Company and recommends a Chairman for Board approval. While our Bylaws and Corporate Governance Guidelines do not require that our Chairman and CEO positions be held by separate individuals, the Board believes that having separate positions and having an independent director serve as Chairman is the appropriate leadership structure for the Company at this time because it allows our CEO to focus on business operations and our Chairman to focus on Board governance.

Risk Oversight

Our Board oversees an enterprise risk management ("ERM") approach to risk management that supports our operational and strategic objectives. It fulfills its oversight responsibilities through receipt of quarterly reports from management regarding material risks involving strategic planning and execution, operations, physical and cybersecurity, environmental, social and governance ("ESG"), financial, legal, safety, regulatory, and human resources risks. While our full Board retains responsibility for risk oversight, it delegates oversight of certain risk considerations to its committees within each of their respective areas of responsibility as defined in the charter for each committee.

Our management is responsible for day-to-day risk management and operates under our ERM program that addresses enterprise risks. The ERM program includes practices to identify risks, assess the impact and likelihood of occurrence, and develop action plans to prevent the occurrence or mitigate the impact of the risk. The ERM program includes regular reporting to our senior management team, quarterly reporting to our Board, and monitoring and testing by the Risk Management, Compliance and Internal Audit groups.

Sustainability Oversight

We are committed to creating a cleaner energy future that builds upon our responsibility to provide the safe, reliable and economic energy that improves our customers' lives. The Board oversees management's execution of our sustainability objectives and receives quarterly updates from management regarding sustainability matters. Under the oversight of the Board, we published our 2021 Corporate Sustainability Report in the third quarter of 2022. In addition to announcing significant advancements in our decarbonization journey, the Report announced a goal for our natural gas distribution system to achieve net zero emissions by 2035 and shared our progress towards our goal to reduce electric utility emission intensity 40 percent by 2030 and 70 percent by 2040. Also in the third quarter of 2022, we issued updated Edison Electric Institute and American Gas Association ESG disclosures, Natural Gas Sustainability Initiative (NGSI) disclosures, Sustainability Accounting Standards Board (SASB) disclosures, and new disclosures under the Task Force on Climate Related Financial Disclosure Index.

Cyber and Physical Security Oversight

Our Board retains oversight of cyber and physical security. Our Chief Information Officer provides the Board quarterly reports that summarize material security risks and the measures that have been put in place to mitigate the associated risks. These reports address a variety of topics including updates on strategic initiatives, industry trends, threat vulnerability assessments, and efforts to prevent, detect and respond to internal and external critical threats.

Human Capital Management Oversight

Primary responsibility for oversight of human capital management rests with our Compensation Committee. As part of its oversight, the Committee reviews regular reports from management regarding diversity and inclusion, pay equity, strategic workforce planning, talent retention, employee benefits programs, employee engagement, human rights, and company culture.

Succession Planning Oversight

Our Board is actively engaged in succession planning for our key executive positions to ensure a strong bench of future leaders. To assist the Board, our CEO and our Senior Vice President - Chief Human Resources Officer perform talent reviews and discuss succession planning and leadership development. Semi-annually, their assessment of senior executive talent, including potential of such talent to succeed our CEO or other executive officers, readiness for succession and development opportunities are presented to our Board.

Director Nominees

The Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event vacancies are anticipated, or otherwise arise, the Governance Committee considers various potential candidates for director. Board candidates are considered based upon various criteria, including diversity of gender, race and ethnicity; business, administrative and professional skills or experiences; an understanding of relevant industries, technologies and markets; financial literacy; independence status; the ability and willingness to contribute time and special competence to Board activities; personal integrity and independent judgment; and a commitment to enhancing shareholder value. The Governance Committee considers these and other factors as it deems appropriate, given the needs of the Board. Our goal is a diverse, talented, and highly engaged Board, with members whose skills, background and experience are complementary and, together, cover the spectrum of areas that impact our business currently and in the future. The Governance Committee considers candidates for Board membership suggested by a variety of sources, including current or past Board members, the use of third-party executive search firms, members of management, and shareholders. Any shareholder may make recommendations for consideration by the Governance Committee for membership on the Board by sending a written statement of the qualifications of the recommended individual to the Corporate Secretary. The Committee evaluates all director candidates in the same manner using the same criteria regardless of who recommends them.

Shareholders who intend to nominate persons for election to the Board must provide timely written notice of the nomination in accordance with Article I, Section 9 of our Bylaws. Generally, our Corporate Secretary must receive the written notice at our executive offices at 7001 Mount Rushmore Road, P.O. Box 1400, Rapid City, South Dakota 57709, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. For the 2024 shareholder meeting, those dates are January 26, 2024 and December 27, 2023. The notice must include at a minimum the information set forth in Article I, Section 9 of our Bylaws, including the shareholder’s identity, contingent ownership interests, description of any agreement made with others acting in concert with respect to the nomination, specific information about the nominee and certain representations by the nominee to us.

Board Independence

In accordance with NYSE rules, the Board through its Governance Committee, affirmatively determines the independence of each director and director nominee in accordance with guidelines it has adopted, which include all elements of independence set forth in the NYSE listing standards. These guidelines are contained in our Policy for Director Independence, which can be found in the "Governance" section of our website (www.blackhillscorp.com/investor-relations/corporate-governance). Based on these standards, the Governance Committee determined that each of the following non-employee directors is independent and has no relationship with us, except as a director and shareholder: Barry M. Granger, Tony A. Jensen, Kathleen S. McAllister, Steven R. Mills, Robert P. Otto, Scott M. Prochazka, Rebecca B. Roberts, Mark A. Schober, and Teresa A. Taylor. In addition, based upon these standards, the Governance Committee determined that Mr. Evans is not independent because he is an officer of the Company.

Director Resignation Policies

The Corporate Governance Guidelines require members of the Board to submit a letter of resignation for consideration by the Board in certain circumstances. The Corporate Governance Guidelines include a plurality plus voting policy. Pursuant to the policy, any nominee for election as a director in an uncontested election who receives a greater number of votes “Withheld” from his or her election than votes “For” his or her election will promptly tender his or her resignation as a director to the Chairman of the Board following certification of the election results. Broker non-votes will not be deemed to be votes “For” or “Withheld” from a director’s election for purposes of the policy. The Governance Committee (without the participation of the affected director) will consider each resignation tendered under the policy and recommend to the Board whether to accept or reject it. The Board will then take the appropriate action on each tendered resignation, taking into account the Governance Committee’s recommendation. The Governance Committee in making its recommendation, and the Board in making its decision, may consider any factors or other information that it considers appropriate, including the reasons why the

Governance Committee believes shareholders “Withheld” votes for election from such director and any other circumstances surrounding the “Withheld” votes, any alternatives for curing the underlying cause of the “Withheld” votes, the qualifications of the tendering director, his or her past and expected future contributions to us and the Board, and the overall composition of the Board, including whether accepting the resignation would cause us to fail to meet any applicable SEC or NYSE requirements. The Board will publicly disclose its decision and rationale by filing a Form 8-K with the SEC within 90 days after receipt of the tendered resignation.

The Corporate Governance Guidelines also require members of the Board to tender a letter of resignation in the event of a change in professional responsibilities that may directly or indirectly impact that Board member’s ability to fulfill directorship obligations. The Board is not obligated to accept that resignation. The Governance Committee will review the affected member’s service and qualifications and recommend to the Board the continued appropriateness of Board membership under the circumstances.

Codes of Business Conduct and Ethics

The Code of Business Conduct and the Code of Ethics that apply to our Chief Executive Officer and Senior Financial Officers can be found in the “Corporate Governance” section of our website (www.blackhillscorp.com/investor-relations/corporate-governance). We intend to disclose any amendments to, or waivers of, the Code of Ethics on our website. Please note that none of the information contained on our website is incorporated by reference in this proxy statement.

Certain Relationships and Related Party Transactions

We recognize related party transactions can present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than the best interests of us and our shareholders. Accordingly, as a general matter, it is our preference to avoid related party transactions. Nevertheless, we recognize that there are situations where related party transactions may be in, or may not be inconsistent with, the best interests of us and our shareholders, including but not limited to situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when we provide products or services to related parties on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

Therefore, our Board has adopted a policy for the review of related party transactions. This policy requires directors and officers to promptly report to our Vice President - Governance all proposed or existing transactions in which the Company and they, or persons related to them, are parties or participants. Our Vice President - Governance presents those transactions to our Governance Committee. Our Governance Committee reviews the material facts presented and either approves or disapproves entry into the transaction. In reviewing the transaction, the Governance Committee considers the following factors, among other factors it deems appropriate: (i) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; (ii) the extent of the related party’s interest in the transaction; and (iii) the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer. There were no reportable related party transactions in 2022.

Communications with the Board

We value the views and input of our shareholders and believe that fostering productive dialogue with our shareholders contributes to our long-term success. Shareholders and others interested in communicating directly with the Chairman, with the independent directors as a group, or the Board may do so in writing to the Chairman, Black Hills Corporation, 7001 Mount Rushmore Road, P.O. Box 1400, Rapid City, South Dakota 57709.

MEETINGS AND COMMITTEES OF THE BOARD

THE BOARD

Our Board held nine meetings during 2022. Each regularly scheduled meeting of the Board includes an executive session of only independent directors. We encourage our directors to attend the annual shareholders’ meeting. During 2022, each current director attended at least 75 percent of the combined total of Board meetings and Committee meetings on which the director served. In addition, all directors attended the 2022 annual meeting of shareholders either in person or virtually.

COMMITTEES OF THE BOARD

Our Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. Those standing committees are the Audit Committee, the Compensation Committee and the Governance Committee. Each committee operates under a charter, which is available on our website at www.blackhillscorp.com/investor-relations/corporate-governance and is also available in print to any shareholder who requests it. In addition, our Board creates special committees from time to time for specific purposes. Members of the committees are designated by our Board upon recommendation of the Governance Committee.

Audit Committee	Primary Responsibilities
9 Meetings in 2022	© Assist the Board in fulfilling its oversight responsibility to our shareholders relating to the quality and integrity of our accounting, auditing and financial reporting processes;

Members: Mark A. Schober (Chair) Barry M. Granger Kathleen S. McAllister Robert P. Otto	© Oversee the integrity of our financial statements, financial reporting systems of internal controls and disclosure controls regarding finance, accounting and legal compliance;

© Review areas of potential significant financial risk to us;
© Review consolidated financial statements and disclosures;
© Appoint an independent registered public accounting firm for ratification by our shareholders;

© Monitor the independence and performance of our independent registered public accountants and internal auditing department;

© Pre-approve all audit and non-audit services provided by our independent registered public accountants;

© Review the scope and results of the annual audit, including reports and recommendations of our independent registered public accountants;

© Review the internal audit plan results of internal audit work and our process for monitoring compliance with our Code of Business Conduct and other policies and practices established to ensure compliance with legal and regulatory requirements; and

Independence: 100%
© Periodically meet, in private sessions, with our VP - Internal Audit, Chief Financial Officer, Chief Compliance Officer, other management, and our independent registered public accounting firm.

Committee Report: Page 23 of this Proxy Statement

In accordance with the rules of the NYSE, all of the members of the Audit Committee are financially literate. In addition, the Board determined that Ms. McAllister and Mr. Schober have the requisite attributes of an “audit committee financial expert” as provided in regulations promulgated by the SEC, and that such attributes were acquired through relevant education and/or experience.

Compensation Committee	Primary Responsibilities
5 Meetings in 2022 Members: Teresa A. Taylor (Chair) Tony A. Jensen Scott M. Prochazka Rebecca B. Roberts Independence: 100% Committee Report: Page 36 of this Proxy Statement	© Discharge the Board's responsibilities related to executive and director compensation philosophy, policies and programs;

© Perform functions required of directors in the administration of all federal and state laws and regulations pertaining to executive employment and compensation;

© Consider and recommend for approval by the Board all executive compensation programs including executive benefit programs and stock ownership plans;

© Promote an executive compensation program that supports the overall objective of enhancing shareholder value; and

© Provide oversight of Company culture, diversity and inclusion, human rights, pay equity, and employee engagement.

The Compensation Committee has authority under its charter to retain compensation consultants and other advisors as the Committee may deem appropriate in its sole discretion. The Committee engaged Meridian Compensation Partners, LLC (Meridian), an independent consulting firm, to conduct an annual review of our 2022 total compensation program for executive officers. The Committee reviewed the independence of Meridian and the individual representatives of Meridian who served as consultants to the Committee, in accordance with the SEC and NYSE requirements. The Compensation Committee concluded that Meridian was independent and Meridian’s performance of services raised no conflict of interest. The Committee’s conclusions were based in part on a report that Meridian provided to the Committee intended to reveal any potential conflicts of interest and a schedule of the type and amount of non-executive compensation services provided by Meridian to the Company. During 2022, the cost of these non-executive compensation services was less than $25,000.

Compensation Committee Interlocks. None of our executive officers serve as a member of a board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board or on our Compensation Committee.

Governance Committee	Primary Responsibilities
3 Meetings in 2022 Members: Rebecca B. Roberts (Chair) Steven R. Mills Teresa A. Taylor Mark A. Schober Independence: 100%	© Assess the size of the Board and qualifications for Board membership;
© Identify and recommend prospective directors to the Board to fill vacancies;
© Review and evaluate director nominations submitted by shareholders, including reviewing the qualifications and independence of shareholder nominees;
© Consider and recommend existing Board members to be renominated at our annual meeting of shareholders;

© Consider the resignation of an incumbent director who makes a principal occupation change (including retirement) or who receives a greater number of votes "Withheld" than votes "For" in an uncontested election of directors and recommend to the Board whether to accept or reject the resignation;

© Establish and review guidelines for corporate governance;
© Recommend to the Board for approval committee membership and chairs of the committees;
© Recommend to the Board for approval a Chairman or an independent director to serve as a Lead Director;

© Review the independence of each director and director nominee;
© Administer an annual evaluation of the performance of the Board and each Committee and a biennial evaluation of each individual director;
© Ensure that the Board oversees the evaluation and succession planning of management;
© Oversee the reporting framework the Company utilizes to track and monitor progress associated with ESG activities; and
© Oversee company political engagement.

DIRECTOR COMPENSATION

DIRECTOR FEES

Compensation to our non-employee directors consists of cash retainers for Board members, Committee members, the Board Chairman and Committee Chairs. Prior to January 1, 2022, the Board members received their equity compensation in the form of common stock equivalents that are deferred until after they leave the Board. Effective January 1, 2022, the Board adopted a new Non-Employee Director Equity Compensation Plan that provides equity compensation to our Board members in the form of restricted stock units and changed the date of the annual equity grant to May to better align with the timing of director elections. For the period of January 1, 2022 through April 30, 2022, the Board members received a pro rata amount of equity compensation in the form of restricted stock units. On May 1, 2022, Board members received an annual equity award of restricted stock units that will vest at the 2023 annual meeting. Dividend equivalents accrue on the common stock equivalents and restricted stock units. We do not pay meeting fees.

In setting non-employee director compensation, the Compensation Committee recommends the form and amount of compensation to the Board, which makes the final determination. In considering and recommending the compensation of non-employee directors, the Compensation Committee considers such factors as it deems appropriate, including historical compensation information, level of compensation necessary to attract and retain non-employee directors meeting our desired qualifications and market data. In the review of director compensation in 2022, Meridian completed a market compensation review of our peer companies' director fees. Based on this review, the cash retainer and equity pay were increased effective May 1, 2022, to more closely align with the median director compensation for our peer utility companies. The fee structure for director fees in 2022 is as follows:

	Fees Effective January 1, 2022		Fees Effective May 1, 2022
	Cash	Restricted Stock Units	Cash	Restricted Stock Units
Board Retainer	$85,000	$105,000	$95,000	$120,000
Board Chairman	$100,000		$100,000
Committee Chair Retainer
Audit Committee	$15,000		$15,000
Compensation Committee	$12,500		$12,500
Governance Committee	$10,000		$10,000
Committee Member Retainer
Audit Committee	$10,000		$10,000
Compensation Committee	$7,500		$7,500
Governance Committee	$7,500		$7,500

The Committee did not recommend a change to director compensation for 2023.

DIRECTOR COMPENSATION FOR 2022 AND COMMON STOCK EQUIVALENTS OUTSTANDING AS OF DECEMBER 31, 2022(1)

Name(2)	Fees Earned or Paid in Cash	Stock Awards(3)	Total	Number of Common Stock Equivalents Outstanding at December 31, 2022(4)
Barry M. Granger	$101,667	$146,250	$247,917	4,410
Tony A. Jensen	$99,167	$146,250	$245,417	12,392
Kathleen A. McAllister	$101,667	$146,250	$247,917	10,780
Steven R. Mills	$199,167	$146,250	$345,417	39,515
Robert P. Otto	$101,667	$146,250	$247,917	13,710
Scott M. Prochazka	$99,167	$146,250	$245,417	4,410
Rebecca B. Roberts	$116,667	$146,250	$262,917	26,904
Mark A. Schober	$121,667	$146,250	$267,917	18,375
Teresa A. Taylor	$119,167	$146,250	$265,417	13,548
John B. Vering(5)	$34,167	$26,250	$60,417	—

(1)
Our directors did not receive any stock option awards, non-equity incentive plan compensation, pension benefits or perquisites in 2022 and did not have any stock options outstanding at December 31, 2022.
(2)
Mr. Evans, our President and CEO, is not included in this table because he is our employee and thus receives no compensation for his services as director. Mr. Evans’ compensation received as an employee is shown in the Summary Compensation Table for our Named Executive Officers.
(3)
Each non-employee director received a pro-rata amount of the annual equity compensation at the beginning of 2022 in the form of restricted stock units for the period of January 1, 2022 through April 30, 2022. Effective May 1, 2022, each non-employee director received an annual equity award of restricted stock units equivalent to $120,000 that will vest at our 2023 annual meeting. The grant date fair value of a restricted stock unit is the closing price of a share of our common stock on the grant date.
(4)
The common stock equivalents are fully vested in that they are not subject to forfeiture; however, the shares are not issued until after the director ends his or her service on the Board. The common stock equivalents are payable in stock or cash or can be deferred further at the election of the director.
(5)
Mr. Vering's retirement from our Board was effective at our 2022 Annual Meeting.

DIRECTOR STOCK OWNERSHIP GUIDELINES

Each member of our Board is required to hold shares of common stock, common stock equivalents, or restricted stock units equal to five times the annual cash Board retainer. Currently, all of our directors have met the stock ownership guideline except for Messrs. Granger and Prochazka, who have been on the Board for less than three years.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth the beneficial ownership of our common stock as of February 24, 2023 for each director, each executive officer named in the Summary Compensation Table, all of our directors and executive officers as a group and each person known by us to beneficially own more than five percent of our outstanding shares of common stock. Beneficial ownership includes shares a director or executive officer has or shares the power to vote or transfer. There were no stock options outstanding for any of our directors or executive officers as of February 24, 2023.

Except as otherwise indicated by footnote below, we believe that each individual named has sole investment and voting power with respect to the shares of common stock indicated as beneficially owned by that individual.

Name of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (2)	Directors Common Stock Equivalents (3)	Total	Percentage
Outside Directors
Barry M. Granger	2,382	2,028	4,410	*
Tony A. Jensen	8,700	3,692	12,392	*
Kathleen S. McAllister	7,089	3,692	10,781	*
Steven R. Mills	20,318	19,197	39,515	*
Robert P. Otto	5,230	8,480	13,710	*
Scott M. Prochazka	2,382	2,028	4,410	*
Rebecca B. Roberts	6,546	20,358	26,904	*
Mark A. Schober	7,499	10,877	18,375	*
Teresa A. Taylor	4,529	9,019	13,548	*

Named Executive Officers
Linden R. Evans	141,373	-	141,373	*
Brian G. Iverson	39,704	-	39,704	*
Erik D. Keller	8,083	-	8,083	*
Richard W. Kinzley	51,828	-	51,828	*
Jennifer C. Landis	20,237	-	20,237	*
All directors and executive officers as a group (14 persons)	325,899	79,371	405,270	*

* Represents less than one percent of the common stock outstanding.

(1)
Beneficial ownership means the sole or shared power to vote, or to direct the voting of, a security or investment power with respect to a security.
(2)
Includes restricted stock held by the following executive officers for which they have voting power but not investment power: Mr. Evans - 26,546 shares; Mr. Iverson - 6,288 shares; Mr. Keller - 6,688 shares; Mr. Kinzley - 4,230; Ms. Landis - 3,433 shares and all directors and executive officers as a group 62,288 shares. Includes 1,678 restricted stock units held by each director.
(3)
Represents common stock equivalents allocated to the directors’ accounts prior to January 1, 2022 under our former directors’ stock-based compensation plan, of which there are no voting rights.

PRINCIPAL SHAREHOLDERS

Set forth in the table below is information about the number of shares held by persons we know to be the beneficial owners of more than 5% of the issued and outstanding Common Stock:

Name and Address	Shares of Common Stock Beneficially Owned	Percentage

BlackRock, Inc.(1)
55 East 52nd Street	10,877,391	16.7%
New York, NY 10055

State Street Corporation(2)
State Street Financial Center	7,517,054	11.6%
One Lincoln Street
Boston, MA 02111

The Vanguard Group Inc.(3)
100 Vanguard Blvd.	6,969,311	10.9%
Malvern, PA 19355

(1)
Information is as of December 31, 2022, and is based on a Schedule 13G/A filed on January 26, 2023. BlackRock, Inc. has sole voting power with respect to 10,652,532 shares and sole investment power with respect to 10,877,391 shares.
(2)
Information is as of December 31, 2022, and is based on a Schedule 13G filed on February 9, 2023. State Street Corporation has shared voting power with respect to 7,172,710 shares and shared investment power with respect to 7,517,054 shares.
(3)
Information is as of December 31, 2022, and is based on a Schedule 13G/A filed on February 9, 2023. The Vanguard Group Inc. has shared voting power with respect to 76,566 shares and sole investment power with respect to 6,969,311 shares.

PROPOSAL 2	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Deloitte & Touche LLP, independent registered public accountants, conducted the audit of Black Hills Corporation and its subsidiaries for 2022. Representatives of Deloitte & Touche LLP will be present at our annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Our Audit Committee has appointed Deloitte & Touche LLP to perform an audit of our consolidated financial statements and those of our subsidiaries for 2023 and to render their reports. In determining whether to recommend to the full Board the reappointment of Deloitte & Touche LLP as our independent auditor, the Audit Committee considered the following:

•
Technical expertise and knowledge of the Company’s business and industry
•
The quality and candor of communications with the Audit Committee
•
Deloitte & Touche LLP’s independence
•
Public Company Accounting Oversight Board inspection reports on the firm
•
Input from management on Deloitte & Touche LLP’s performance, objectivity and professional judgment
•
The appropriateness of fees for audit and non-audit services

The Board recommends ratification of the Audit Committee’s appointment of Deloitte & Touche LLP. The appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023 will be ratified if the votes cast “For” exceed the votes cast “Against.” Abstentions will have no effect on such vote. If shareholder approval for the appointment of Deloitte & Touche LLP is not obtained, the Audit Committee will reconsider the appointment.

The Board recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2023.

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following charts set forth the aggregate fees for services provided to us for the years ended December 31, 2022 and 2021 by our independent registered public accounting firm, Deloitte & Touche, the member firms of Deloitte & Touche and their respective affiliates:

2022 Deloitte & Touche Fees
Total $4,255,630
Tax Compliance: $378,000
Tax Planning & Advisory: $221,683
Audit-Related: $193,004
Audit: $3,462,943

2021 Deloitte & Touche Fees
Total $3,337,873
Tax Compliance: $399,364
Tax Planning & Advisory: $80,638
Audit-Related: $167,471
Audit: $2,690,400

Audit Fees

Fees for professional services rendered for the audits of our financial statements, review of the interim financial statements included in quarterly reports, opinions on the effectiveness of our internal control over financial reporting, and services that generally only the independent auditor can reasonably provide, such as comfort letters, statutory audits, consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees

Fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits.

Tax Compliance Fees

Fees for services related to federal and state tax compliance.

Tax Planning and Advisory Fees

Fees for planning and advisory services.

The services performed by D&T were pre-approved in accordance with the Audit Committee’s pre-approval policy whereby the Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accountants. The Audit Committee will generally pre-approve a list of specific services and categories of services, including audit, audit-related, tax and other services, for the upcoming or current year, subject to a specified cost level. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in fulfilling its oversight responsibilities to shareholders relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements regarding financial reporting, the independent auditors’ qualifications and independence, and the performance of the Company’s internal and independent auditors.

Management has the primary responsibility for the completeness and accuracy of the Company’s financial statements and disclosures, the financial reporting process, and the effectiveness of the Company’s internal control over financial reporting.

Our independent auditors, Deloitte & Touche LLP, are responsible for auditing the Company’s consolidated financial statements and expressing an opinion as to whether they are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States.

In fulfilling its oversight responsibilities for 2022, the Audit Committee, among other things:

•
Reviewed and discussed the audited financial information contained in the Annual Report on Form 10-K with management and our independent auditors prior to public release.
•
Reviewed and discussed with our independent auditors their judgments as to the quality, not just the acceptability, of our critical accounting principles and estimates and all other communications required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
•
Reviewed and discussed with management, our internal auditors and our independent auditors management’s report on internal control over financial reporting, including the significance and status of control deficiencies identified by management and the results of remediation efforts undertaken, to determine the effectiveness of internal control over financial reporting at December 31, 2022.
•
Reviewed with our independent auditors their report on the Company’s internal control over financial reporting at December 31, 2022, including the basis for their conclusions.
•
Reviewed and pre-approved all audit and non-audit services and fees provided to the Company by our independent auditors and considered whether the provision of such non-audit services by our independent auditors is compatible with maintaining their independence.
•
Discussed with our internal and independent auditors their audit plans, audit scope and identification of audit risks and reviewed the results of internal audit examinations.
•
Reviewed and discussed the interim financial information contained in each quarterly earnings announcement and Quarterly Report on Form 10-Q with management and our independent auditors prior to public release.
•
Received and reviewed periodic corporate compliance and financial risk reports, including credit and hedging activity.
•
Held private sessions with our independent auditors, Vice President - Internal Audit, Chief Financial Officer and Controller, and Chief Compliance Officer.
•
Received the written disclosures and the letter from our independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Committee concerning independence and discussed the independence of Deloitte & Touche LLP with them.
•
Concluded Deloitte & Touche LLP is independent based upon the above considerations.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC. The Audit Committee also recommended and the Board reappointed Deloitte & Touche LLP as our independent registered public accounting firm for 2023. Shareholders are being asked to ratify that selection at the 2023 Annual Meeting.

THE AUDIT COMMITTEE

Mark A. Schober, Chair

Barry M. Granger

Kathleen S. McAllister

Robert P. Otto

PROPOSAL 3	ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION

We are providing shareholders with an annual advisory, non-binding vote on the executive compensation of our Named Executive Officers (commonly referred to as “say on pay”). Accordingly, shareholders will vote on approval of the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section, the accompanying compensation tables and the related narrative disclosure in this proxy statement.

This vote is non-binding. The Board and the Compensation Committee expect to consider the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results. At our 2022 annual meeting, shareholders owning 95 percent of the shares that were voted in this matter approved our executive compensation.

As described at length in the Compensation Discussion and Analysis section of this proxy statement, we believe our executive compensation program is reasonable, competitive and strongly focused on pay for performance. The compensation of our Named Executive Officers varies depending upon the achievement of pre-established performance goals, both individual and corporate. Our short-term incentive is tied to earnings per share, safety performance targets, and diversity training participation targets that reward our executives when they deliver targeted results. Our long-term incentive performance shares or units vest based upon the level of achievement of certain pre-established performance goals over a three-year performance period as described in the Compensation Discussion and Analysis. Through stock ownership guidelines, equity incentives and clawback provisions, we align the interests of our executives with those of our shareholders and our long-term interests. Our executive compensation policies have enabled us to attract and retain talented and experienced senior executives who can drive financial and strategic growth objectives that are intended to enhance shareholder value. We believe that the 2022 compensation of our Named Executive Officers was appropriate and aligned with our 2022 results and positions us for long-term growth.

Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosures to better understand the compensation of our Named Executive Officers.

The advisory resolution to approve executive compensation is non-binding. However, our Board will consider shareholders to have approved our executive compensation if the number of votes cast “For” the proposal exceeds the number of votes cast “Against” the proposal. Abstentions and broker non-votes will have no effect on such vote.

The Board recommends a vote FOR the advisory vote on executive compensation.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis describes our overall executive compensation policies and practices and specifically explains the compensation-related actions taken with respect to 2022 compensation for our Named Executive Officers included in the Summary Compensation Table. The Compensation Committee of the Board (the "Committee" for purposes of this Compensation Discussion and Analysis), is composed entirely of independent directors and is responsible for approving and overseeing our executive compensation philosophy, policies and programs.

Our Named Executive Officers, based on 2022 positions and compensation levels, are:

Named Executive Officers	Title	Reference

Linden R. Evans	President and Chief Executive Officer	Evans, CEO
Richard W. Kinzley	Sr. Vice President and Chief Financial Officer	Kinzley, CFO
Brian G. Iverson	Sr. Vice President, General Counsel and Chief Compliance Officer	Iverson, GC
Erik D. Keller	Sr. Vice President - Chief Information Officer	Keller, CIO
Jennifer C. Landis	Sr. Vice President - Chief Human Resources Officer	Landis, CHRO

KEY EXECUTIVE COMPENSATION OBJECTIVES

Overall, our goal is to target total direct compensation (the sum of base salary, short-term incentive at target and long-term incentive at target) to be around the median of the appropriate market. Our executive compensation is designed to maintain an appropriate and competitive balance between fixed and variable compensation components including short-and long-term compensation, and cash and stock-based compensation. We believe that the performance basis for determining compensation should differ by each reward component – base salary, short-term incentive and long-term incentive. Incentive measures (short-term and long-term) should emphasize objective, quantitative operating measures. The performance measures for our incentive compensation plans are discussed below.

BEST PRACTICES IN EXECUTIVE COMPENSATION

Our executive compensation program reflects the following best practices, which ensure effective compensation governance and align the interests of our shareholders and executives.

What we do:		What we do not do:
✓	A significant portion of executive pay is at risk by granting incentive awards that are based on continuing annual and long-term metrics tied to performance.	X	No employment agreements with executives.
✓	Short-Term incentive plan awards are capped at 200% of target number of shares granted.	X	No change in control cash severance payments that exceed three times base salary and target bonus.
✓	Long-Term incentive plan awards are capped at 200% of target.	X	No excise tax gross-ups for executives.
✓

Beginning with 2023 grants, non-vested equity awards are not accelerated after a change in control unless the executive is: (1) terminated without cause or good reason; or (2) the award is not assumed or substituted by the successor company

		X	No hedging or pledging of Company stock.
✓	Executives and directors are subject to stock ownership guidelines and retentional requirements.	X	No excessive perquisites for executives.

2022 COMPENSATION PRACTICE CHANGES

Our corporate financial, safety and diversity goals are used as measures to determine awards under our variable pay programs. The Compensation Committee engaged Meridian Compensation Partners, LLC (Meridian) to review our executive compensation plans and practices. Based on this review and recommendations from Meridian, the Compensation Committee made the following changes to our executive compensation practices for 2022:

	Prior Executive Compensation Practice	Revised Executive Compensation Practice	Rationale for Change
Short-Term Incentive

Four performance measures including:

70% EPS from ongoing operations, as adjusted

10% Total Case Incident Rate (TCIR)

10% Preventable Motor Vehicle Incident (PMVI)

10% Employee Safety & Wellness Engagement

Five performance measures including:

70% EPS from ongoing operations, as adjusted

7.5% System Average Interruption Duration Index (SAIDI)

7.5% Hits Per Thousand (HPT)

7.5% Total Case Incident Rate (TCIR)

7.5% Diversity Training

A diversity metric was added to demonstrate our commitment to building a diverse and well-rounded employee team.

The addition of the diversity goal resulted in a change to the weight of all non-financial goals.

HPT was added to measure our progress in reducing stray emissions and improving pipeline safety through a reduction in the number of gas line hits.

SAIDI was added as a measure of the reliability of our electric delivery to customers.

Long-Term Incentive	50% Performance Share Units and 50% Restricted Stock Awards	60% Performance Share Awards and 40% Restricted Stock Awards	A higher performance based percentage of the long-term incentive drives long-term focus/behaviors/actions on the performance measures.

*Beginning with our 2021-2023 Performance Share Plan

SETTING EXECUTIVE COMPENSATION

Based upon our compensation philosophy, the Committee structures executive compensation to motivate our executives to achieve specified business goals and to reward them for achieving such goals. The key steps the Committee follows in setting executive compensation are to:

«	Analyze executive compensation market data to ensure market competitiveness
«	Review the components of executive compensation, including base salary, short-term incentive, long-term incentive, retirement, and other benefits
«	Review total compensation and structure
«	Review executive officer performance, responsibilities, experience, and other factors cited above to determine individual compensation levels

EXECUTIVE COMPENSATION PROGRAM DESIGN OBJECTIVES
Attract, retain, motivate, and encourage the development of highly qualified executives	Provide competitive compensation	Promote the relationship between pay and performance	Promote corporate performance that is linked to our shareholders’ interests	Recognize and reward individual performance

Market Compensation Analysis

The market for our executive talent is national in scope and is not focused on any one geographic location, area or region of the country. As such, our executive compensation should be competitive with the national market for executives. It should also reflect the executive’s responsibilities and duties and align with the compensation of executives at companies or business units of comparable size and complexity. The Committee gathers market information for our executives from the electric and gas utility industry and general industry.

The Committee selects and retains the services of an independent consulting firm to periodically:

«	Provide information regarding practices and trends in compensation programs
«	Review and evaluate our compensation program as compared to compensation practices of other companies with similar characteristics, including size, complexity, and type of business
«	Review and assist with the establishment of a peer group of companies
«	Provide a compensation analysis of the executive positions

The Committee used the services of Meridian to evaluate 2022 compensation. It gathered data from nationally recognized survey providers, as well as specific peer companies through public filings, which included:

i.
Willis Towers Watson’s Compensation Data Bank (energy services and general industry); and
ii.
20 peer companies representing the utility and energy industry.

The 20 peer companies ranged in annual revenue size from approximately $567 million to $7.3 billion, with the median at $2.2 billion. The Company’s 2022 revenue was $2.6 billion. The survey data was adjusted for our relative revenue size using regression analysis. Our compensation peer companies included in the analysis for 2022 compensation decisions were:

ALLETE Inc.	IDACORP Inc.	ONE Gas, Inc.
Alliant Energy Corporation	MGE Energy Inc.	Pinnacle West Capital Corp.
Ameren Corporation	New Jersey Resources Corp.	PNM Resources, Inc.
Atmos Energy Corp.	NiSource, Inc.	Portland General Electric Co.
Avista Corp.	Northwest Natural Holding Co.	South Jersey Industries, Inc.
CMS Energy Corp.	NorthWestern Corp.	Spire, Inc.
Hawaiian Electric Ind., Inc.	OGE Energy Corp.

Meridian validated that the above Compensation Peer Group remains credible, includes size-appropriate peers, and reflects the Company's industry, complexity and market for executive talent.

The salary surveys are one of several factors the Committee uses in setting appropriate compensation levels. Other factors include Company performance, individual performance and experience, the level and nature of the executive’s responsibilities, internal equity considerations and discussions with the CEO related to the other senior executive officers' performance and contributions.

Components of Executive Compensation

The primary components of our executive compensation program consist of a base salary, a short-term incentive plan, and long-term incentives. In addition, we provide retirement and other benefits. The Committee reviews all components of each executive officer's compensation, including salary, short-term incentive, equity and other long-term incentive compensation values granted, and the current and potential value of the executive officer's total Black Hills Corporation equity holdings.

The majority of the executives’ total compensation is granted as incentive compensation. Incentive compensation is intended to motivate and encourage our executives to drive performance and achieve superior results for our shareholders and align realized pay with stock performance. The Committee periodically reviews information provided by its compensation consultant to inform its determination of the appropriate level and mix of total compensation. The Committee believes that a significant portion of total target compensation should be comprised of variable compensation. In order to reward long-term growth while still encouraging focus on short-term results, the Committee establishes incentive targets that emphasize long-term compensation at a greater level than short-term compensation.

Base Salary. Base salaries for all executives are reviewed annually. The base salary of our executives is also adjusted at the time of a promotion or material change in job responsibility, as appropriate. Evaluation of 2022 base salary adjustments occurred in January 2022. The base salary component of each position was compared to the median of the market data provided by the compensation consultant. The actual base salary of each officer was determined by the executive’s performance, the experience level of the officer, the current position in a market-based salary range, and internal pay relationships.

	Base Salary
	2021	2022
Evans, CEO	$825,000	$860,000
Kinzley, CFO	$454,000	$472,000
Iverson, GC	$400,000	$416,000
Keller, CIO	$340,000	$354,000
Landis, CHRO	$316,000	$348,000

Short-Term Incentive. Our Short-Term Incentive Plan is designed to recognize and reward the contributions of individual executives as well as the contributions that group performance makes to overall corporate success. The 2022 short-term incentive was based on the following metrics:

2022 Short-Term Incentive Metrics

Metric	Weighting	Definition	Rationale
EPS from ongoing operations, as adjusted	70%

GAAP earnings per share adjusted for unique one-time non-budgeted events (similar to those items adjusted for when reporting non-GAAP earnings for external purposes), including external acquisition costs, impairments, transaction financing costs, unique tax transactions, and other items the Committee deems not reflective of ongoing operations and the value created for shareholders

			EPS As-adjusted is a prevalent growth metric that aligns with shareholder interests and is well understood by the executive team.
Total Case Incident Rate (TCIR)	7.5%	Injuries per 200,000 hours worked	TCIR measures occupational health and safety performance over a period of time and reinforces BHC's commitment to sending our workforce home safely every day.
Electric Reliability (SAIDI)	7.5%	System average interruption duration index	SAIDI measures average annual outage time of our electric utility segment and demonstrates our commitment to providing safe, reliable electricity to our customers.
Gas Distribution Damage Prevention (HPT)	7.5%	Hits per thousand

HPT provides a customer-focused metric for our gas utilities and is measured by gas line hits per 1,000 line locates performed. HPT is aligned with our system safety efforts and supports our environmental goals and climate strategy of achieving net-zero natural gas emissions by 2035.

Diversity Training Participation	7.5%	95% manager level and above completion of worldview training and 100% senior management team participation in a reverse mentorship program or Employee Resource Group sponsorship	Diversity training contributes to our culture of inclusion through education, awareness, and fostering meaningful connections.

2022 Short-Term Incentive Goals
	Goals
Incentive	Threshold	Target	Maximum
EPS from ongoing operations, as adjusted	$3.77	$4.05	$4.33
Total Case Incident Rate (TCIR)	1.25	1.00	0.85
Electric Reliability (SAIDI)	74.40	65.80	54.20
Gas Distribution Damage (HPT)	2.16	2.05	1.94
Diversity Training Participation
Payout percentage of target for each metric	50%	100%	200%

The Committee believes that these performance measures meet the objectives of the plan, including:

«	Align the interests of the plan participants and the shareholders
«	Motivate employees to strive to achieve superior operating results
«	Provide an incentive reflective of core operating performance
«	Ensure “buy-in” from participants with easily understood metrics
«	Meet the performance objectives of the plan to achieve over time an average payout equal to market competitive levels

The short-term incentive, after applicable tax withholding, is distributed to the officer in the form of cash. Target award levels are established as a percentage of each participant’s base salary. A target award is typically set around the benchmark 50th percentile short-term incentive target award for comparable positions. The actual payout, if any, will vary, based on attainment of pre-established performance goals, between 0 and 200 percent of the individual executive’s short-term incentive target award level.

The Committee approves the target level for each officer in January, which applies to performance in the upcoming plan year. Target levels are derived in part from market data provided by the compensation consultant and in part by the Committee’s judgment regarding internal equity, retention and an individual executive’s expected contribution to the achievement of our strategic objectives. The target levels for our Named Executive Officers are shown below:

Short-Term Incentive Target
	2021		2022
	% of Base Salary	$ Amount	% of Base Salary	$ Amount
Evans, CEO	100%	$825,000	100%	$860,000
Kinzley, CFO	70%	$317,800	70%	$330,400
Iverson, GC	60%	$240,000	60%	$249,600
Keller, CIO	50%	$170,000	50%	$177,000
Landis, CHRO	50%	$158,000	60%	$208,800

The threshold, target and maximum payout levels for our Named Executive Officers under the 2022 Short-Term Incentive Plan are shown in the Grants of Plan-Based Awards in 2022 table on page 38, under the heading “Estimated Future Payouts Under Non-Equity Incentive Plan Awards.”

Early in the first quarter, the Committee evaluates actual performance in relation to the prior year’s targets and approves the actual payment of awards related to the prior plan year. The Committee reserves the discretion to adjust any award, and will review and take into account individual performance, level of contribution, and the accomplishment of specific project goals that were initiated throughout the plan year. The Committee also reserves discretion with respect to any payout related to safety goals if we experience an employee or contractor fatality during the plan period. Discretion was not exercised to adjust awards for 2022.

On January 24, 2023, the Committee approved a payout of 71.48% percent of target under the 2022 Short-Term Incentive Plan. The incentive plan payout was based on attainment of the following:

Incentive	2022 Results	Goal Payout	% of Award	Payout
EPS from ongoing operations, as adjusted	$3.97	86.44%	70%	60.51%
Total Case Incident Rate (TCIR)	1.39	0%	7.5%	0.00%
Electric Reliability (SAIDI)	70.14	74.77%	7.5%	5.61%
Gas Distribution Damage (HPT)	2.26	0%	7.5%	0.00%
Diversity Training Participation	Satisfied	71%	7.5%	5.36%
Total Payout			100%	71.48%

Earnings per share from ongoing operations, as adjusted, for incentive plan purposes were the same as earnings per share from continuing operations, as adjusted, reported externally to our investors (and reconciled to GAAP earnings per share in Appendix A). For 2022, no adjustments were made to our earnings per share from ongoing operations.

Payouts under the Short-Term Incentive Plan have varied over the last 10 years as shown in the graph below.

Short-Term Incentive Payout % of Target
Index Value
200%
180%
160%
140%
120%
100%
80%
60%
40%
20%
0%
182%
166%
160%
133%
120%
107%
92%
86%
71%
62%
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
Payout % of Target
Target

Actual awards made to each of our Named Executive Officers under the Short-Term Incentive Plan for 2022 are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 37.

For the 2023 Short-Term Incentive Plan, we are maintaining our commitment to financial performance with EPS As Adjusted, are expanding our safety metric to include a slate of proactive metrics (timeliness of incident reporting and safety event reporting) and outcome-based metrics (TCIR and PMVI), adding a slate of customer experience metrics including customer perception (JD Power for Natural Gas and Electric) and customer interaction (Customer Effort and Net Promoter Score), deepening our commitment to diversity by adding metrics for diverse candidate pools and diverse interview panels, and including system reliability metrics (SAIDI) and safety metrics (Gas Pipeline Hits per Thousand) which support of our natural gas emissions reduction goal of net zero by 2035. The addition and expansion of our metrics for customer experience, diversity, and system safety and reliability to our 2023 Short-Term Incentive goals demonstrate our ongoing focus to improve our social and environmental ESG performance.

Long-Term Incentive. Our Long-Term Incentive Plan is designed to focus executive performance on sustained long-term results that drive or are based on shareholder value creation. Long-term incentive compensation is intended to:

«	Promote achievement of corporate goals by linking the interests of participants to those of our shareholders
«	Provide participants with an incentive for excellence in individual performance
«	Promote teamwork among participants
«	Motivate, retain, and attract the services of participants who make significant contributions to our success by allowing participants to share in such success
«	Meet the performance objectives of the plan to achieve an average payout equal to market competitive levels over time

The Committee approved the metrics for our Long-term incentive plans as follows:

Long-Term Incentive Plan Metrics

Plan	Metrics	Definition	Rationale
2020-2022 Plan	TSR	Total shareholder return	Executive pay under a long-term, capital accumulation program should mirror performance in shareholder return
	60% TSR	Total shareholder return	Executive pay under a long-term, capital accumulation program should mirror performance in shareholder return
2021-2023 Plan and 2022-2024 Plan	20% EPS

Diluted earnings per share calculated in accordance with GAAP, adjusted for material, non-recurring events that are approved by the Company's Audit Committee (such as impairment charges, one-time tax events, changes to accounting rules, etc.)

Aligns with long-term performance growth
20% Average Cost to Serve

Non-fuel operations and maintenance (O&M) expense divided by gross margin calculated in accordance with GAAP, adjusted for material, non-recurring events that are approved by the Company's Audit Committee (such as impairment charges, one-time tax events, changes to accounting rules, etc.)

Drives growth goals while balancing capital deployment with increasing customer rates

The long-term incentive compensation component is composed of performance share units and restricted stock that vests ratably over three years. The Committee chose these components because linking executive compensation to stock price appreciation and total shareholder return is an effective way to align the interests of management with those of our shareholders. The split between performance shares and restricted stock for each plan period is illustrated below:

2020-2022 LTIP Plan
50%
50%
Performance Share Units
Restricted Stock

2021-2023 LTIP Plan
50%
50%
Performance Share Units
Restricted Stock

2022-2024 LTIP Plan
40%
60%
Performance Share Units
Restricted Stock

The value of long-term incentives awarded is based primarily on competitive market-based data presented by the compensation consultant to the Committee, the impact each position has on our shareholder return, executive performance, and internal pay relationships. The actual amount realized will vary from the target award amounts. The Committee approved the target long-term incentive compensation level for each officer in January 2022. The 2022 long-term incentive was adjusted from 2021 levels for some of the Named Executive Officers to align more closely with market medians.

NEO Long-Term Incentive Target Compensation

	2021	2022
Evans, CEO	$2,150,000	$2,300,000
Kinzley, CFO	$625,000	$625,000
Iverson, GC	$490,000	$600,000
Keller, CIO	$250,000	$300,000
Landis, CHRO	$275,000	$325,000

Performance Share Units. Participants are awarded a target number of performance shares units. The target number of performance share units is determined by dividing the Committee approved target performance value for the participant by the average closing price for the established number of trading days at the beginning of the performance period.

Vesting of performance share units associated with TSR is based on our total shareholder return over designated performance periods as measured against our Performance Peer Group. The Committee, with the guidance of its independent compensation consultant, periodically conducts a review of our Performance Peer Group to which our performance should be compared. Due to the extensive merger and acquisition activity in the industry and its contribution to relative performance volatility, the Committee chose to use the companies in the EEI Index as the Performance Peer Group.

A summary of the TSR performance criteria for each three-year plan period is summarized in the table below:

Performance Share Plans
Percentile Ranking for Threshold Payout of 25% of Target Shares	Percentile Ranking for Target Payout of 100% of Target Shares	Percentile Ranking for Maximum Payout Level	Possible Payout Range of Target

25th percentile	50th percentile	90th percentile	0-200%

Our plans provide: (i) a threshold payout if relative TSR performance is below threshold but our TSR is at least 35 percent for the performance period; and (ii) the performance share plan payout is capped at 100 percent of target if TSR is negative. The additional provisions are intended to reduce the impact of one peer company’s performance on the relative TSR, and also increase accountability and expectations related to the Company’s performance.

Vesting of shares associated with Earnings Per Share and Average Cost to Serve performance is determined based upon the Company's performance against established performance goals. The final value of the performance shares is based upon the number of shares of common stock that are ultimately earned, based upon our performance in relation to the performance criteria.

Threshold performance under the plan results in a payout of 25 percent of the target share award. Target performance results in a payout of the target share award. Maximum performance results in a payout of 200 percent of the target share award.

The performance awards and dividend equivalents, if earned, are paid 50 percent in cash and 50 percent in common stock. All payroll deductions and applicable tax withholding related to the award are withheld from the cash portion. Performance awards are pro-rated for the period of service in the events of retirement, death or disability. Performance awards vest in full under certain circumstances following a change in control. Performance awards are forfeited if an officer's employment is terminated for any reason other than those previously stated.

Restricted Stock. Restricted stock awarded as long-term incentives vests one-third each year over a three-year period, and automatically vests in its entirety upon death, disability or under certain termination circumstances following a change in control. Dividends are paid on the restricted stock. Unvested restricted stock is forfeited if an officer’s employment is terminated for any reason other than those previously stated.

Payouts under the Performance Share Plan have varied significantly over the last 10 years, as shown in the graph below. Each performance period extends for three years. For the recently completed performance period, January 1, 2020 to December 31, 2022, our total shareholder return was 0.14 percent, which ranked at the 26th percentile of our Performance Peer Group, resulting in a payout at 26.98 percent of target.

Performance Share Payout % of Target
200%
180%
160%
140%
120%
100%
80%
60%
40%
20%
0%
175%
200%
0%
0%
0%
162%
59%
112%
40%
27%
2011-2013
2012-2014
2013-2015
2014-2016
2015-2017
2016-2018
2017-2019
2018-2020
2019-2021
2020-2022
Payout % of Target
Target

The performance share units and restricted stock granted in 2022 are reflected in the tables in the Performance Share Units and Restricted Stock sections that follow.

The 2023 Long-Term Incentive plan retains our current three metrics and adds a new environmental metric measuring our progress in replacing high emitting pipeline to reduce fugitive emissions in support of our 2035 net zero natural gas emissions goal.

Board and Management Roles in Compensation Decisions

Role of Executive Officers in Compensation Decisions. In 2022, the Senior Vice President - Chief Human Resources Officer, with the support of an external compensation consultant, reviewed all compensation programs to ensure that the programs do not encourage unnecessary risk-taking and instead encourage behaviors that support the values and operations of the Company. This review determined that the compensation programs of the Company do not encourage excessive risk-taking or have an adverse effect on the Company.

The CEO annually reviews the performance of each of our senior executive officers. Based upon these performance reviews, market analysis conducted by compensation consultants and discussions with our Senior Vice President - Chief Human Resources Officer, the CEO recommends the compensation for this group of officers to the Committee.

Role of the Committee and Board in Setting Executive Compensation. The Committee reviews and establishes the Company’s financial targets and the CEO’s goals and objectives for the year. After the end of each year, the Committee evaluates the CEO’s performance in light of established goals and objectives, with input from the other independent directors. Based upon the Committee’s evaluation and recommendation, the independent directors of the Board set the CEO’s annual compensation, including salary, short-term incentive, and long-term incentive compensation.

The Committee reviews the CEO’s recommended compensation for our senior executive officers. The Committee may approve the CEO’s compensation recommendations for this group of officers or exercise its discretion by modifying any of the recommended compensation and award levels in its review and approval process. The Committee is required to approve all decisions regarding equity awards to our officers.

Summary

In total, the Committee believes that the 2022 compensation actions, decisions and outcomes strongly reflect and reinforce our compensation philosophy and, in particular, emphasize the alignment between compensation and both performance and shareholder interests. At our 2022 annual meeting, shareholders owning 95 percent of the shares that were voted on this matter approved our executive compensation for 2021, which we consider highly supportive of our current compensation philosophy. In connection with establishing the 2022 executive compensation program, the Board reviewed the results of the say on pay vote, as well as market data and performance indicators.

Governance Best Practices

We have several governance programs in place to align our executive compensation with shareholder interests and to mitigate risks in our plans. These programs include stock ownership guidelines, clawback provisions in our short-term and long-term incentive award agreements, and the prohibition of hedging or pledging of Company stock.

STOCK OWNERSHIP GUIDELINES

The Committee has implemented stock ownership guidelines that apply to all officers based upon their level of responsibility. We believe it is important for our officers to hold a significant amount of our common stock to further align their interests with the interests of our shareholders. A “retention ratio” approach to stock ownership is incorporated into the guidelines. Officers are required to retain 100 percent of all shares owned, including shares awarded through our incentive plans (net of share withholding for taxes and, in the case of cashless stock option exercises, net of the exercise price and withholding for taxes) until specific ownership goals are achieved.

The guidelines are shown below.

Stock Ownership Value as
Position	Multiple of Base Salary
CEO	6X
CFO	4X
Other Senior Officers	3X

At least annually, the Compensation Committee reviews common stock ownership to confirm the officers have met or are progressing toward their stock ownership guidelines. Generally, an officer may not sell common stock unless he or she owns common stock in excess of 110 percent of the applicable stock ownership guideline. With the exception of Mr. Keller, who has been in his role less than three years, all of our Named Executive Officers have exceeded their stock ownership guidelines.

CLAWBACK OF EXECUTIVE COMPENSATION

Our incentive compensation award agreements for restricted stock and performance shares include clawback provisions whereby the participant may be required to repay all income or gains previously realized in respect of such awards if his or her: (1) employment is terminated for cause; (2) if within one year following termination of employment, the Board determines that the participant engaged in conduct prior to his or her termination that would have constituted the basis for a termination of employment for cause; (3) if the participant makes a public statement that is materially detrimental to the interests or reputation of the Company; (4) if the employee violates in any material respect any policy or any code of ethics; or (5) if the participant engages in any fraudulent, illegal or other misconduct.

Additionally, our 2015 Amended and Restated Omnibus Incentive Plan states that clawback of compensation is subject to any policy adopted by the Board, including in response to the requirements of Section 10D of the Exchange Act, the SEC final rules thereunder, or any listing rules. We expect to amend our clawback policy and provisions in 2023 to align with the final rules adopted by the SEC and NYSE.

HEDGING POLICY

Our directors, executive officers, and employees are prohibited from engaging in hedging transactions involving, and from pledging, Company stock, including holding our stock in a margin account. This prohibition extends to all hedging transactions, including zero cost collars and forward sale contracts.

2022 BENEFITS

Retirement Benefits. We maintain a variety of employee benefit plans and programs in which our executive officers may participate. We believe it is important to provide post-employment benefits to our executive officers and the benefits we provide approximate retirement benefits paid by other employers to executives in similar positions. The Committee periodically reviews the benefits provided, with assistance from its compensation consultant, to maintain a market-based benefits package. None of our Named Executive Officers received any pension benefit payments in 2022.

Several years ago, we adopted a defined contribution plan design as our primary retirement plan and amended our Defined Benefit Pension Plan (“Pension Plan”) for all eligible employees to incorporate a partial freeze in which the accrual of benefits ceased for certain participants while other participants were allowed an election to continue to accrue benefits. None of our Named Executive Officers met the age and service requirements to allow them to continue to accrue benefits under the

Pension Plan. Employees who no longer accrue benefits under the Pension Plan now receive Company Retirement Contributions (“Retirement Contributions”) in the Retirement Savings Plan. The Retirement Contributions are an age and service points-based calculation.

The 401(k) Retirement Savings Plan is offered to all our eligible employees and we provide matching contributions for certain eligible participants. All of our Named Executive Officers are participants in the 401(k) Retirement Savings Plan and received matching contributions in 2022. The matching contributions and the Retirement Contributions are included as “All Other Compensation” in the Summary Compensation Table on page 37.

We also provide nonqualified plans to certain executives as approved by the Compensation Committee. The level of retirement benefits provided by the Pension Plan and Nonqualified Plans for each of our Named Executive Officers is reflected in the Pension Benefits for 2022 table on page 40. Our contributions to the Nonqualified Deferred Compensation Plan are included in the All Other Compensation column of the Summary Compensation Table on page 37 and the aggregate Nonqualified Deferred Compensation balance at December 31, 2022 is reported in the Nonqualified Deferred Compensation for 2022 table on page 42. These retirement benefits are explained in more detail in the accompanying narrative to the tables.

Other Personal Benefits. We provide the personal use of a Company vehicle, executive health services, and limited reimbursement of financial planning services as benefits to our executive officers. The specific amount attributable to these benefits in 2022 is disclosed in the Summary Compensation Table on page 37. The Committee periodically reviews the other personal benefits provided to our executive officers and believes the current benefits are reasonable and consistent with our overall compensation program.

CHANGE IN CONTROL PAYMENTS

Our Named Executive Officers may also receive severance benefits in the event of a change in control. We have no employment agreements with our Named Executive Officers. However, change in control agreements are common among our Compensation Peer Group and the Committee and our Board believes providing these agreements to our corporate and select subsidiary officers protects our shareholder interests in the event of a change in control by helping assure management focus and continuity.

In 2022, our Compensation Committee approved revised form of incentive award agreements that require a "double trigger" before accelerated equity compensation will be paid to our Named Executive Officers. The double trigger provides benefits in association with:

(1)	a change in control, and
(2)	(i)	a termination of employment other than by death, disability or by us for cause, or
	(ii)	a termination by the employee for good reason.

Our change in control agreements have expiration dates and our Board conducts a thorough review of the change in control agreements at each renewal period. Our current change in control agreements expire November 15, 2025. In general, our change in control agreements provide a severance payment of up to 2.99 times average compensation for Mr. Evans, and up to two times average compensation for the other Named Executive Officers. The change in control agreements do not provide for excise tax gross-ups.

See the Potential Payments upon Termination or Change in Control table on page 43 and the accompanying narrative for more information regarding our change in control agreements and estimated payments associated with a change in control.

TAX AND ACCOUNTING IMPLICATIONS

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, places a limit of $1 million in compensation per year on the amount public companies may deduct with respect to certain executive officers. The Committee continues to believe that shareholder interests are best served if its discretion and flexibility in structuring and awarding compensation is not restricted, even though some past and/or future compensation awards result in non-deductible compensation expenses to the Company. The Committee's ability to continue to provide a competitive compensation package to attract, motivate and retain the Company's most senior executives is considered critical to the Company's success and to advancing the interests of its shareholders.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Teresa A. Taylor, Chair
Tony A. Jensen
Scott M. Prochazka
Rebecca B. Roberts

SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation paid or earned by each of our Named Executive Officers for the years ended December 31, 2022, 2021 and 2020. We have no employment agreements with our Named Executive Officers:

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings (3)	All Other Compensation(4)	Total
Linden R. Evans	2022	$854,167	$2,394,776	$610,559	$—	$627,046	$4,486,548
President and Chief	2021	$819,167	$2,238,529	$708,252	$—	$674,960	$4,440,908
Executive Officer	2020	$783,333	$1,820,599	$936,632	$79,100	$601,450	$4,221,114
Richard W. Kinzley	2022	$469,000	$650,723	$234,669	$—	$268,377	$1,622,769
Sr. Vice President and	2021	$454,000	$650,687	$274,770	$—	$282,323	$1,661,780
Chief Financial Officer	2020	$448,333	$538,547	$348,447	$51,945	$263,528	$1,650,800
Brian G. Iverson	2022	$413,333	$624,682	$177,270	$—	$164,183	$1,379,468
Sr. Vice President, General Counsel and	2021	$397,667	$510,213	$206,294	$—	$170,934	$1,285,108
Chief Compliance Officer	2020	$384,167	$425,583	$275,609	$23,339	$157,216	$1,265,914
Erik D. Keller (5)	2022	$351,667	$312,337	$125,686	$—	$109,753	$899,443
Sr. Vice President - Chief Information Officer	2021	$338,333	$260,251	$146,261	$—	$146,667	$891,512
Jennifer C. Landis (6)	2022	$342,667	$338,378	$146,963	$—	$104,278	$932,286
Sr. Vice President - Chief Human Resources Officer

(1)
Stock Awards represent the grant date fair value related to restricted stock, performance shares and performance share units that have been granted as a component of long-term incentive compensation. The grant date fair value is computed in accordance with the provisions of accounting standards for stock compensation. Assumptions used in the calculation of these amounts are included in Note 14 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022. The amounts shown for the performance shares and performance share units represent the values that are based on the achievement of 100% of the target performance. Assuming achievement of the maximum 200% of target performance, the value of the performance share units would be: $2,949,601 for Mr. Evans, $801,496 for Mr. Kinzley, $769,413 for Mr. Iverson, $384,699 for Mr. Keller, and $416,782 for Ms. Landis.
(2)
Non-Equity Incentive Plan Compensation represents amounts earned under the Short-Term Incentive Plan. The Compensation Committee approved the payout of the 2022 awards on January 24, 2023 and the awards were paid on March 3, 2023.
(3)
Change in Pension Value and Nonqualified Deferred Compensation Earnings represents the net positive increase in actuarial value of the Pension Plan and Pension Restoration Benefit (“PRB”) for the respective years. These benefits have been valued using the assumptions disclosed in Note 13 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022. Because these assumptions sometimes change between measurement dates, the change in value reflects not only the change in value due to additional benefits earned during the period and the passage of time but also reflects the change in value caused by changes in the underlying actuarial assumptions. This has created significant volatility in the last three years with the change in discount rates used to calculate the present value of these benefits contributing significantly to the decreases in 2021, 2022, and the increase in 2020.

The Pension Plan and PRB were frozen effective January 1, 2010 for participants who did not satisfy the age 45 and 10 years of service eligibility. Messrs. Evans, Kinzley and Iverson and Ms. Landis did not meet the eligibility choice criteria and their benefits were frozen.

Our Named Executive Officers receive employer contributions into a Nonqualified Deferred Compensation Plan (“NQDC”). The NQDC employer contributions are reported in the All Other Compensation column. No Named Executive Officer received preferential or above-market earnings on nonqualified deferred compensation. The change in value attributed to each Named Executive Officer from each plan is shown in the table below:

	Year	Defined Benefit Plan	PRB	Total Change in Pension Value
	2022	$(76,130)	$(63,285)	$(139,415)
Linden R. Evans	2021	$(7,574)	$(7,745)	$(15,319)
	2020	$43,576	$35,524	$79,100
	2022	$(91,619)	$(5,842)	$(97,461)
Richard W. Kinzley	2021	$(11,125)	$(833)	$(11,958)
	2020	$48,872	$3,073	$51,945
	2022	$(40,857)	$-	$(40,857)
Brian G. Iverson	2021	$(4,089)	$-	$(4,089)
	2020	$23,339	$-	$23,339
Erik D. Keller	2022	$-	$-	$-
	2021	$-	$-	$-
Jennifer C. Landis	2022	$(22,421)	$-	$(22,421)

(4)
All Other Compensation includes amounts allocated under the 401(k) match, defined contributions, Company contributions to defined benefit and deferred compensation plans, dividends received on restricted stock and unvested restricted stock units and other personal benefits. The Other Personal Benefits column reflects the personal use of a Company vehicle, executive health, and financial planning services for each NEO.

	Year	401(k) Match	Defined Contributions	NQDC Contributions	Dividends on Restricted Stock	Other Personal Benefits	Total Other Compensation
Linden R. Evans	2022	$15,894	$24,400	$494,238	$70,379	$22,135	$627,046
Richard W. Kinzley	2022	$18,300	$22,200	$191,442	$19,870	$16,565	$268,377
Brian G. Iverson	2022	$16,982	$23,518	$93,487	$17,186	$13,010	$164,183
Erik D. Keller	2022	$18,300	$12,437	$45,176	$16,181	$17,659	$109,753
Jennifer C. Landis	2022	$15,601	$18,300	$48,353	$9,153	$12,871	$104,278

(5)
Mr. Keller became an NEO in 2021.
(6)
Ms. Landis became an NEO in 2022, and her employment with the Company will terminate on April 1,2023 as described below.

GRANTS OF PLAN BASED AWARDS IN 2022(1)

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			Maximum ($)	Threshold (#)
Name	Grant Date	Date of Compensation Committee Action	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	Grant Date Fair Value of Stock Awards(5) ($)
			$430,000	$860,000	$1,720,000
Linden R. Evans	1/25/22	1/25/22				5,057	20,226	40,452		$1,474,801
	2/11/22	1/25/22							13,801	$919,975
			$165,200	$330,400	$660,800
Richard W. Kinzley	1/25/22	1/25/22				1,374	5,496	10,992		$400,748
	2/11/22	1/25/22							3,750	$249,975
			$124,800	$249,600	$499,200
Brian G. Iverson	1/25/22	1/25/22				1,319	5,276	10,552		$384,706
	2/11/22	1/25/22							3,600	$239,976
			$88,500	$177,000	$354,000
Erik D. Keller	1/25/22	1/25/22				660	2,638	5,276		$192,349
	2/11/22	1/25/22							1,800	$119,988
			$104,400	$208,800	$417,600
Jennifer C. Landis	1/25/22	1/25/22				715	2,858	5,716		$208,391
	2/11/22	1/25/22							1,950	$129,987

(1)
No stock options were granted to our Named Executive Officers in 2022.
(2)
The columns under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” show the range of payouts for 2022 performance under our Short-Term Incentive Plan as described in the Compensation Discussion and Analysis under the section titled “Short-Term Incentive” on page 28. If the performance criteria are met, payouts can range from 50 percent of target at the threshold level to 200 percent of target at the maximum level. The non-equity incentive payment for 2022 performance, paid in 2023, has been made based on achieving the criteria described in the Compensation Discussion and Analysis, at 71.48 percent of target, and is shown in the Summary Compensation Table on page 37 in the column titled “Non-Equity Incentive Plan Compensation.”
(3)
The columns under “Estimated Future Payouts Under Equity Incentive Plan Awards” show the range of payouts (in shares of stock) for the January 1, 2022 to December 31, 2024 performance period as described in the Compensation Discussion and Analysis under the section titled “Long-Term Incentive” on page 30. If the performance criteria are met, payouts can range from 25 percent of target to 200 percent of target. If a participant retires, suffers a disability or dies during the performance period, the participant or the participant’s estate is entitled to that portion of the number of performance shares as such participant would have been entitled to had he or she remained employed through the end of the performance period, prorated for the number of months served. With the exception of certain terminations following a change in control, performance shares and performance share units are forfeited if employment is terminated for any other reason. During the performance period, dividends and other distributions paid with respect to the shares of common stock accrue for the benefit of the participant and are paid out at the end of the performance period.
(4)
The column “All Other Stock Awards” reflects the number of shares of restricted stock granted on February 11, 2022 under our Amended and Restated 2015 Omnibus Incentive Plan. The restricted stock vests one-third each year over a three-year period, and automatically vests upon death or disability, with the exception of certain terminations following a change in control. Unvested restricted stock is forfeited if employment is terminated for any other reason. Dividends are paid on the restricted stock and the dividends that were paid in 2022 are included in the column titled “All Other Compensation” in the Summary Compensation Table on page 37.
(5)
The column “Grant Date Fair Value of Stock Awards” reflects the grant date fair value of each equity award computed in accordance with the provisions of accounting standards for stock compensation. The grant date fair value for the performance share units was $72.92 per share and was calculated on a weighted average basis considering the results of a Monte Carlo simulation model and the market value of our common stock as of the beginning of the performance period. Assumptions used in the calculation are included in Note 14 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022. The grant date fair value for the restricted stock was $66.66 per share for the February 11, 2022 grant, which was the market value of our common stock on the date of grant as reported on the NYSE.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2022(1)

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Linden R. Evans	29,203	2,054,139	59,318	4,171,104
Richard W. Kinzley	8,245	579,953	16,876	1,186,706
Brian G. Iverson	7,131	501,595	14,206	998,932
Erik D. Keller	6,714	472,263	6,788	477,468
Jennifer C. Landis	3,798	267,151	7,740	544,280

(1)
There were no stock options outstanding at December 31, 2022 for our Named Executive Officers.
(2)
Vesting dates for restricted stock, performance shares, and performance share units are shown in the table below. The performance shares shown with a vesting date of December 31, 2022, are the actual equivalent shares, including dividend equivalents, earned for the performance period ended December 31, 2022. On January 24, 2023, the Compensation Committee confirmed that the performance criteria were met and there would be a payout of 26.98 percent of target. The performance shares with a vesting date of December 31, 2023 and the performance share units with a vesting date of December 31, 2024 are shown at the threshold and target payout levels, respectively, based upon performance as of December 31, 2022.

	Unvested Restricted Stock		Unvested and Unearned Performance Shares
Name	# of Shares	Vesting Date	# of Shares	Vesting Date
	3,503	02/10/23	3,396	12/31/22
	5,949	02/11/23	35,696	12/31/23
Linden R. Evans	4,600	02/11/23	20,226	12/31/24
	5,950	02/11/24
	4,600	02/11/24
	4,601	02/11/25
	1,036	02/10/23	1,004	12/31/22
	1,729	02/11/23	10,376	12/31/23
Richard W. Kinzley	1,250	02/11/23	5,496	12/31/24
	1,730	02/11/24
	1,250	02/11/24
	1,250	02/11/25
	819	02/10/23	794	12/31/22
	1,356	02/11/23	8,136	12/31/23
Brian G. Iverson	1,200	02/11/23	5,276	12/31/24
	1,356	02/11/24
	1,200	02/11/23
	1,200	02/11/25
	692	02/11/23	4,150	12/31/23
	600	02/11/23	2,638	12/31/24
Erik D. Keller	3,530	08/05/23
	692	02/11/24
	600	02/11/24
	600	02/11/25
	326	02/10/23	316	12/31/22
	761	02/11/23	4,566	12/31/23
Jennifer C. Landis	650	02/11/23	2,858	12/31/24
	761	02/11/24
	650	02/11/24
	650	02/11/25

OPTION EXERCISES AND STOCK VESTED DURING 2022(1)

Stock Awards(2)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Linden R. Evans	18,076	$1,214,575
Richard W. Kinzley	5,697	$383,045
Brian G. Iverson	4,418	$296,986
Erik D. Keller	691	$46,062
Jennifer C. Landis	2,036	$136,756

_______________

(1)
There were no stock options exercised during 2022.
(2)
Reflects restricted stock that vested in 2022 and performance shares earned for the January 1, 2019 to December 31, 2021 performance period. The performance share payout was approved by the Compensation Committee on January 24, 2022 and paid out on February 5, 2022.

PENSION BENEFITS FOR 2022

Several years ago, we adopted a defined contribution plan design as our primary retirement plan and amended our Pension Plan and Nonqualified Pension Plans for all eligible employees to incorporate a partial freeze in which the accrual of benefits ceased for certain participants while other participants were allowed an election to continue to accrue benefits. Employees eligible to elect continued participation were those employees who were at least 45 years old and had at least 10 years of eligible service with us as of January 1, 2010. None of our Named Executive Officers met the age and service requirement necessary to continue to accrue benefits under the Pension Plan. Rather, benefits under the Pension Plan were frozen for Messrs. Evans, Kinzley and Iverson and Ms. Landis. Mr. Keller joined the Company after the plans were frozen and therefore does not participate in the plans. None of our Named Executive Officers received any pension benefit payments during the fiscal year ended December 31, 2022.

The present value accumulated by each Named Executive Officer from each plan is shown in the table below:

Name	Plan Name	Number of Years of Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)
Linden R. Evans	Pension Plan	8.58	275,496
	Pension Restoration Benefit	8.58	219,813
Richard W. Kinzley	Pension Plan	10.50	236,011
	Pension Restoration Benefit	10.50	14,461
Brian G. Iverson	Pension Plan	5.83	146,630
	Pension Restoration Plan	N/A	-
Erik D. Keller	Pension Plan	N/A	-
	Pension Restoration Plan	N/A	-
Jennifer C. Landis	Pension Plan	7.00	33,141
	Pension Restoration Plan	N/A	-

(1)
The number of years of credited service represents the number of years used in determining the benefit for each plan.
(2)
The present value of accumulated benefits was calculated assuming the participants will work until retirement, benefits commence at age 62 and using the discount rate, mortality rate and assumed payment form assumptions consistent with those disclosed in Note 13 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022.

DEFINED BENEFIT PENSION PLAN

Our Pension Plan is a qualified pension plan. As discussed above, several years ago we amended our Pension Plan to incorporate a partial freeze in which the accrual of benefits ceased for certain participants while other participants were allowed an election to continue to accrue benefits.

The Pension Plan provides benefits at retirement based on length of employment service and average compensation levels during the highest five consecutive years of the last ten years of service. For purposes of the benefit calculation, earnings include wages and other cash compensation received from us, including any bonus, commission, unused paid time off or incentive compensation. It also includes any elective before-tax contributions made by the employee to a Company-sponsored cafeteria plan or 401(k) plan. However, it does not include any expense reimbursements, taxable fringe benefits, moving expenses or moving/relocation allowances, nonqualified deferred compensation, non-cash incentives, stock options and any payments of long-term incentive compensation such as restricted stock or payments under performance share plans. The Internal Revenue Code places maximum limitations on the amount of compensation that may be recognized when determining benefits of qualified pension plans. In 2022, the maximum amount of compensation that could be recognized when determining compensation was $305,000 (called “covered compensation”). Our employees do not contribute to the plan. The amount of the annual contribution by us to the plan is based on an actuarial determination.

The benefit formula for the Named Executive Officers in the plan is the sum of (a) and (b) below:

(a)
Credited Service after January 31, 2000

0.9% of average earnings (up to covered compensation), multiplied by credited service after January 31, 2000 minus the number of years of credited service before January 31, 2000	Plus	1.3% of average earnings in excess of covered compensation, multiplied by credited service after January 31, 2000 minus the number of years of credited service before January 31, 2000

Plus

(b)
Credited Service before January 31, 2000

1.2% of average earnings (up to covered compensation), multiplied by credited service before January 31, 2000	Plus	1.6% of average earnings in excess of covered compensation, multiplied by credited service before January 31, 2000

Pension benefits are not reduced for social security benefits. The Internal Revenue Code places maximum limitations on annual benefit amounts that can be paid under qualified pension plans. In 2022, the maximum benefit payable under qualified pension plans was $245,000. Accrued benefits become 100 percent vested after an employee completes five years of service.

Normal retirement is defined as age 65 under the plan. However, a participant may retire and begin taking unreduced benefits at age 62 with five years of service. Participants who have completed at least five years of credited service can retire and receive defined benefit pension benefits as early as age 55. However, the retirement benefit will be reduced by five percent for each year of retirement before age 62. All our Named Executive Officers who are eligible for pension benefits, with the exception of Ms. Landis, are currently age 55 or older and are entitled to early retirement benefits under this provision.

PENSION RESTORATION BENEFIT

We also have a Pension Restoration Benefit. This is a nonqualified supplemental plan, in which benefits are not tax deductible until paid. The plan is designed to provide the higher paid executive employee a retirement benefit which, when added to social security benefits and the pension to be received under the Pension Plan, will approximate retirement benefits being paid by other employers to their employees in similar executive positions. The employee’s pension from the qualified Pension Plan is limited by the Internal Revenue Code. The 2022 pension limit was set at $245,000 annually and the compensation taken into account in determining contributions and benefits could not exceed $305,000 and could not include nonqualified deferred compensation. The amount of deferred compensation paid under nonqualified plans is not subject to these limits.

As a result of the change in the Pension Plan discussed above, the benefits for certain officers (including Messrs. Evans and Kinzley) under the Nonqualified Pension Plans were significantly reduced because the nonqualified benefit calculations were linked to the benefits earned in the Pension Plan. The Compensation Committee amended the Nonqualified Deferred Compensation Plan to provide non-elective nonqualified restoration benefits to those affected officers who were not eligible to continue accruing benefits under the Pension Plan and Nonqualified Pension Plans.

Pension Restoration Benefit. In the event that at the time of a participant’s retirement, the participant’s salary level exceeds the qualified Pension Plan annual compensation limitation ($305,000 in 2022) or includes nonqualified deferred compensation, then the participant will receive an additional benefit, called a “Pension Restoration Benefit,” which is measured by the difference between (i) the monthly benefit that would have been provided to the participant under the Pension Plan as if there were no annual compensation limitation and no exclusion on nonqualified deferred compensation, and (ii) the monthly benefit to be provided to the participant under the Pension Plan. The Pension Restoration Benefit applies to Messrs. Evans and Kinzley.

NONQUALIFIED DEFERRED COMPENSATION FOR 2022

We have a Nonqualified Deferred Compensation Plan for a select group of management or highly compensated employees. Eligibility to participate in the plan is determined by the Compensation Committee and includes our Named Executive Officers.

A summary of the activity in the plan and the aggregate balance as of December 31, 2022 for our Named Executive Officers is shown in the following table. Our Named Executive Officers received no withdrawals or distributions from the plan in 2022.

Name	Executive Contributions	Company Contributions in Last Fiscal Year(1)	Aggregate Earnings in Last Fiscal Year(2)	Aggregate Balance at Last Fiscal Year End(3)
Linden R. Evans	$—	$494,238	$(1,066,930)	$5,032,553
Richard W. Kinzley	$—	$191,442	$(339,072)	$2,471,582
Brian G. Iverson	$—	$93,487	$(257,377)	$990,144
Erik D. Keller	$88,580	$45,176	$(18,005)	$195,762
Jennifer C. Landis	$51,277	$48,353	$(109,501)	$578,513

_______________

(1)
Our contributions represent non-elective Supplemental Matching and Retirement Contributions and Supplemental Target Contributions (defined in the paragraph below) and are included in the All Other Compensation column of the Summary Compensation Table. The value attributed from each contribution type to each Named Executive Officer in 2022 is shown in the table below:

Name	Supplemental Matching Contribution	Supplemental Retirement Contribution	Supplemental Target Contribution	Total Company Contributions
Linden R. Evans	$75,345	$106,744	$312,149	$494,238
Richard W. Kinzley	$26,298	$35,065	$130,079	$191,442
Brian G. Iverson	$18,842	$25,122	$49,522	$93,487
Erik D. Keller	$6,233	$6,233	$32,710	$45,176
Jennifer C. Landis	$7,186	$7,186	$33,981	$48,353

(2)
Because amounts included in this column do not include above-market or preferential earnings, none of these amounts are included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.
(3)
Messrs. Evans’, Kinzley’s, Iverson’s, Keller's and Ms. Landis' aggregate balances at December 31, 2022 include $1,548,082, $596,215, $298,260, $84,603, and $48,353, respectively, which are included in the Summary Compensation Table as 2022, 2021 and 2020 compensation.
(4)
In April of 2022, the Compensation Committee eliminated the supplemental target contribution for all future participants in the plan. All our Named Executive Officers were participants prior to this elimination and maintain entitlement to supplemental target contributions.

Eligible employees may elect to defer up to 50 percent of their base salary, up to 100 percent of their Short-Term Incentive Plan award, and up to 100 percent of the cash portion of their Performance Share Plan award. In addition, the Nonqualified Deferred Compensation Plan was amended to provide certain officers whose Pension Plan benefit and Nonqualified Pension Plan benefits were frozen with non-elective supplemental matching contributions equal to 6 percent of eligible compensation in excess of the Internal Revenue Code limit plus matching contributions, if any, lost under the 401(k) Retirement Savings Plan due to nondiscrimination test results and provides non-elective supplemental age and service points-based contributions that cannot be made to the 401(k) Retirement Savings Plan due to the Internal Revenue Code limit (“Supplemental Matching and Retirement Contributions”). It also provides supplemental target contributions equal to a percentage of compensation that may differ by executive, based on the executive’s current age and length of service with us, as determined by the plans’ actuary (“Supplemental Target Contributions”). Messrs. Evans, Kinzley, Iverson, and Keller and Ms. Landis received Supplemental Target Contributions of 20 percent, 17.5 percent, 8 percent, 8 percent, and 8 percent respectively.

The deferrals are deposited into hypothetical investment accounts where the participants may direct the investment of the deferrals as allowed by the plan. The investment options are the same as those offered to all employees in the 401(k) Retirement Savings Plan except for a fixed rate option, which was set at 2.26 percent in 2022. Investment earnings are credited to the participants’ accounts. Upon retirement, we will distribute the account balance to the participant according to the participant's distribution election. The participants may elect either a lump sum payment or annual or monthly installments over a period of years designated by the participant, but not to exceed 10 years. As of January 1, 2023, Messrs. Evans, Kinzley, and Iverson and Ms. Landis are 100 percent vested in the plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table describes the potential payments and benefits under our compensation and benefit plans and arrangements to which our Named Executive Officers would be entitled upon termination of employment. Except for (i) certain terminations following a change in control (“CIC”), as described below, (ii) pro-rata payout of incentive compensation and the acceleration of vesting of equity awards upon retirement, death or disability, and (iii) certain pension and nonqualified deferred compensation arrangements described under Pension Benefits for 2022 and Nonqualified Deferred Compensation for 2022 above, there are no agreements, arrangements or plans that entitle the Named Executive Officers to severance, perquisites, or other enhanced benefits upon termination of their employment. Any agreements to provide other payments or benefits to a terminating executive officer would be in the discretion of the Compensation Committee.

The amounts shown below assume that such termination was effective as of December 31, 2022, and thus includes estimates of the amounts that would be paid out to our Named Executive Officers upon their termination. The table does not include amounts such as base salary, short-term incentives and stock awards that the Named Executive Officers earned due to employment through December 31, 2022 and distributions of vested benefits such as those described under Pension Benefits for 2022 and Nonqualified Deferred Compensation for 2022. The table also does not include a value for outplacement services because this would be a de minimis amount. The actual amounts to be paid can only be determined at the time of such Named Executive Officer’s separation from us.

	Cash Severance Payment	Incremental Retirement Benefit (present value)(4)	Continuation of Medical/ Welfare Benefits (present value)(5)	Acceleration of Equity Awards(6)	Total Benefits
Linden R. Evans
Retirement	$—	$—	$—	$1,648,704	$1,648,704
Death or disability	$—	$—	$—	$3,702,843	$3,702,843
Involuntary termination	$—	$—	$—	$—	$—
CIC (1)	$—	$—	$—	$—	$—
Involuntary or good reason termination after CIC(2)	$5,107,919	$1,806,000	$79,800	$3,128,961	$10,122,680
Richard W. Kinzley
Retirement	$—	$—	$—	$469,737	$469,737
Death or disability	$—	$—	$—	$1,049,691	$1,049,691
Involuntary termination	$—	$—	$—	$—	$—
CIC (1)	$—	$—	$—	$—	$—
Involuntary or good reason termination after CIC(2)	$1,594,600	$521,560	$34,600	$882,870	$3,033,630
Brian G. Iverson
Retirement	$—	$—	$—	$392,295	$392,295
Death or disability	$—	$—	$—	$893,889	$893,889
Involuntary termination	$—	$—	$—	$—	$—
CIC (1)	$—	$—	$—	$—	$—
Involuntary or good reason termination after CIC(2)	$1,322,666	$292,864	$31,400	$763,080	$2,410,010
Erik D. Keller
Retirement	$—	$—	$—	$198,783	$198,783
Death or disability	$—	$—	$—	$671,045	$671,045
Involuntary termination	$—	$—	$—	$—	$—
CIC (1)	$—	$—	$—	$—	$—
Involuntary or good reason termination after CIC(2)	$1,055,001	$112,158	$56,300	$604,326	$1,827,785
Jennifer C. Landis
Retirement	$—	$—	$—	$—	$—
Death or disability	$—	$—	$—	$—	$—
Involuntary termination (3)	$438,600	$—	$27,000	$—	$480,600
CIC (1)	$—	$—	$—	$—	$—
Involuntary or good reason termination after CIC(2)	$—	$—	$—	$—	$—

(1)
The amounts reflected for after a change in control (with no involuntary or good reason termination) contemplate the assumption or replacement of the equity awards by the successor entity.
(2)
The amounts reflected for involuntary or good reason termination after a change in control include the benefits a Named Executive
Officer would receive in the event of a change followed by an involuntary or good reason termination.
(3)
Ms. Landis’ employment with the Company will terminate effective April 1, 2023. The amounts reported reflect the amounts Ms. Landis is entitled to receive pursuant to a separation agreement we entered into with Ms. Landis in connection with her involuntary termination without cause, as described below.

(4)
Assumes that in the event of a change in control, Mr. Evans will receive an additional three years of credited and vesting service and the other Named Executive Officers will receive an additional two years of credited and vesting service towards the benefit accrual under their applicable retirement plans. For Messrs. Evans, Kinzley, and Iverson this would be the Retirement Contributions and Nonqualified Deferred Compensation contributions. The benefits will immediately vest and payments will commence at the earliest eligible date unless the executive has elected a later date for the nonqualified plans. With the exception of Ms. Landis, our Named Executive Officers are age 55 or older and are already retiree eligible.
(5)
Welfare benefits include medical coverage, dental coverage, life insurance, short-term disability coverage and long-term disability coverage. The calculation assumes that the Named Executive Officer does not take employment with another employer following termination, elects continued welfare benefits until age 55 or, if later, the end of the two year benefit continuation period (three years for Mr. Evans) and elects retiree medical benefits thereafter. Retirement is assumed to occur at the earliest eligible date.
(6)
In the event of death or disability, the acceleration of equity awards represents the acceleration of unvested restricted stock and the assumed payout of the pro-rata share of the performance shares for the January 1, 2021 to December 31, 2023 and January 1, 2022 to December 31, 2024 performance periods. In the event of retirement, all unvested restricted stock is forfeited and the acceleration of equity awards represents only the pro-rata share of the performance shares and performance share units. We assumed a 129 percent payout of the performance shares for the January 1, 2021 to December 31, 2023 performance period and a 103 percent payout of target for the January 1, 2022 to December 31, 2024 performance period based on assumed target achievement of performance metrics for EPS and average cost to serve and, for relative total shareholder return, our Monte Carlo valuations at December 31, 2022.

In the event of a change in control without an involuntary or good reason termination after a change in control, the acceleration of equity awards only occurs if the awards are not assumed or replaced by the successor entity.

In the event of a change in control or an involuntary or good reason termination after a change in control, the acceleration of equity awards represents the acceleration of unvested restricted stock and performance share units calculated as if the performance period ended on December 31, 2022 for the January 1, 2021 to December 31, 2023, and January 1, 2022 to December 31, 2024 performance periods.

The valuation of the restricted stock was based upon the closing price of our common stock on December 31, 2022, and the valuation of the performance share units was based on the average closing price of our common stock for the last 10 trading days of 2022. Actual amounts to be paid out at the time of separation from us may vary significantly based upon the market value of our common stock at that time.

Payments Made Upon Termination. Regardless of the manner in which a Named Executive Officer’s employment terminates, the Named Executive Officer or his/her beneficiaries may be entitled to receive amounts earned during his/her term of employment. These include:

•
accrued salary and unused vacation pay;
•
amounts vested under the Pension Plan and Nonqualified Pension Plans;
•
amounts vested under the Nonqualified Deferred Compensation Plan; and
•
amounts vested under the 401(k) Retirement Savings Plan.

Payments Made Upon Retirement. In the event of retirement of a Named Executive Officer, in addition to the items identified above, he/she will also receive the benefit of the following:

•
a pro-rata share of the performance shares for each outstanding performance period upon completion of the performance period; and
•
a pro-rata share of the actual payout under the Short-Term Incentive Plan upon completion of the incentive period.

Payments Made Upon Death or Disability. In the event of death or disability of a Named Executive Officer, in addition to the items identified above for payments made upon termination, he/she will also receive the benefit of the following:

•
accelerated vesting of restricted stock and restricted stock units;
•
a pro-rata share of the performance shares for each outstanding performance period upon completion of the performance period; and
•
a pro-rata share of the actual payout under the Short-Term Incentive Plan upon completion of the incentive period.

Payments Made Upon Involuntary Termination without Cause. We do not have a general severance policy applicable to executive officers, and any severance for an executive officer in connection with an involuntary termination of employment without cause requires approval by our Compensation Committee. In connection with the involuntary termination of Ms. Landis’ employment without cause, the Compensation Committee approved the terms of a separation arrangement pursuant to which we agreed to pay Ms. Landis cash severance equal to $438,600, to be paid in equal installments over a period of one year following her termination of employment, which amount approximates one year of her base salary and her 2023 target short-term incentive award prorated for the three months of 2023 when she was employed, plus $38,400. We will pay Ms. Landis $1,500 per month for 18 months (for a total of $27,000) to cover continued health care benefits and provide outplacement benefits through 2023 of up to $15,000 (which amount is included in Ms. Landis’ Total Benefits in the table above). Ms. Landis has agreed to be available for a period of one year following termination of her employment to provide information to assist in the transition of her responsibilities. In addition, all of the payments and benefits are subject to Ms. Landis’ execution of a general release and her compliance with certain post-termination restrictive covenants.

Payments Made Upon a Change in Control. Our Named Executive Officers have change in control agreements that terminate November 15, 2025. The renewal of the change in control agreements is at the discretion of the Compensation Committee and the Board. The change in control agreements provide for certain payments and other benefits to be payable upon a change in control and a subsequent termination of employment, either involuntary or for a good reason. In order to receive any payments under the agreements, the Named Executive Officer must sign a waiver and release of claims that includes a one-year non-competition clause and two-year non-solicitation and non-disparagement clauses.

A change in control is defined in the agreements as:

•
an acquisition of 30 percent or more of our common stock, except for certain defined acquisitions, such as acquisition by employee benefit plans, us, any of our subsidiaries, or acquisition by an underwriter holding the securities in connection with a public offering thereof; or
•
members of our incumbent Board cease to constitute at least a majority of the members of the Board, with the incumbent Board being defined as those individuals consisting of the Board on October 1, 2022 and any other directors elected subsequently whose election was approved by the incumbent Board; or
•
approval by our shareholders of:

-	a merger, consolidation, or reorganization;
-	liquidation or dissolution; or
-

an agreement for sale or other disposition of all or substantially all of our assets, with exceptions for transactions which do not involve an effective change in control of voting securities or Board membership, and transfers to subsidiaries or sale of subsidiaries; and

•
all regulatory approvals required to effect a change in control have been obtained and the transaction constituting the change in control has been consummated.

In the change in control agreements, a good reason for termination that triggers payment of benefits includes:

•
a material reduction of the executive’s authority, duties or responsibilities;
•
a material reduction in the executive’s base salary or annual incentive target opportunity;
•
any material breach by us of any provisions of the change in control agreement;
•
requiring the executive to be based outside a 50-mile radius from his or her usual and normal place of work; or
•
our failure to obtain an agreement, satisfactory to the executive, from any successor company to assume and agree to perform under the change in control agreement.

Upon a change in control, an employment contract with Mr. Evans will become effective for a three-year period and for a two-year period for the other Named Executive Officers. During this time, the executive will receive annual compensation at least equal to the highest rate in effect at any time during the one-year period preceding the change in control and will also receive employment welfare benefits, pension benefits and supplemental retirement benefits on a basis no less favorable than those received prior to the change in control. Annual compensation is defined to include amounts which are includable in the gross income of the executive for federal income tax purposes, including base salary, targeted short-term incentive, targeted long-term incentive grants and awards, and matching contributions or other benefits payable under the 401(k) Retirement Savings Plan, but exclude restricted stock awards, performance units or stock options that become vested or exercisable pursuant to a change in control.

If a Named Executive Officer’s employment is terminated prior to the end of the covered time by us for cause or disability, by reason of the Named Executive Officer’s death, or by the Named Executive Officer without good reason, the Named Executive Officer will receive all amounts of compensation earned or accrued through the termination date. If the Named Executive Officer’s employment is terminated because of death or disability, the Named Executive Officer or their beneficiaries will also receive a pro rata bonus equal to 100 percent of the target incentive for the portion of the year served.

If Mr. Evans’ employment is terminated during the employment term (other than by reason of death) (i) by us other than for cause or disability, or (ii) by Mr. Evans for a good reason, then Mr. Evans is entitled to the following benefits:

•
all accrued compensation, a pro-rata short-term incentive bonus and accelerated vesting of restricted stock and performance units valued at target as of the date of the change in control;
•
severance pay equal to 2.99 times Mr. Evans’ severance compensation defined as his base salary and short-term incentive target on the date of the change in control;
•
continuation of employee welfare benefits for eighteen months following the termination date unless Mr. Evans becomes covered under the health insurance coverage of a subsequent employer which does not contain any exclusion or limitation with respect to any preexisting condition of Mr. Evans or his eligible dependents;
•
following the three-year period, Mr. Evans may elect to receive coverage under the employee welfare plans of the successor entity at his then-current level of benefits (or reduced coverage at his election) by paying the premiums charged to regular full-time employees for such coverage, and is eligible to continue receiving such coverage through the date of his retirement;
•
three additional years of service and age will be credited to Mr. Evans’ retiree medical savings account and the account balance will become fully vested and he is eligible to use the account balance to offset retiree medical premiums at the later of age 55 or the end of the three year continuation period;
•
three years of additional credited service under the Pension Restoration Plan and Pension Plan; and
•
outplacement assistance services for up to six months.

If any other NEO’s employment is terminated during the employment term (other than by death) (i) by us other than for cause or disability, or (ii) by the NEO for a good reason, then the NEO is entitled to the following benefits:

•
all accrued compensation, a pro-rata short-term incentive bonus and accelerated vesting of restricted stock and performance units valued at target as of the date of the change in control;
•
severance pay equal to two times the NEO’s severance compensation defined as the NEO’s base salary and short-term incentive target on the date of the change in control;
•
continuation of employee welfare benefits for eighteen months following the termination date unless the NEO becomes covered under the health insurance coverage of a subsequent employer which does not contain any exclusion or limitation with respect to any preexisting condition of the NEO or the NEO’s eligible dependents;
•
following the two-year period, the NEO may elect to receive coverage under the employee welfare plans of the successor entity at their then-current level of benefits (or reduced coverage at the NEO’s election) by paying the premiums charged to regular full-time employees for such coverage, and is eligible to continue receiving such coverage through the date of their retirement;
•
two additional years of service and age will be credited to the NEO’s retiree medical savings account and the account balance will become fully vested and the NEO is eligible to use the account balance to offset retiree medical premiums at the later of age 55 or the end of the two year continuation period;
•
two years of additional credited service under the executives’ applicable retirement plans; and
•
outplacement assistance services for up to six months.

The change in control agreements do not contain a benefit to cover any excise tax imposed by Section 4999 of the Internal Revenue Code of 1986.

PAY RATIO FOR 2022

We are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Evans, our Chief Executive Officer, in 2022.

Based on the information below for the fiscal year 2022 and calculated in a manner consistent with Item 402(u) of Regulation S-K, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 39:1.

Name	Year	Salary	Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value(2)	All Other Compensation(3)	Total
Linden R. Evans	2022	$854,167	$2,394,776	$610,559	$—	$627,046	$4,486,548
Median Employee (1)	2022	$98,082	$—	$2,823	$—	$14,754	$115,659

(1)
We identified our median employee based on the year-to-date total cash compensation actually paid as of October 4, 2020 to all of our employees, other than our CEO, who were employed on October 4, 2020. We are using the same median employee for 2022 because there has been no significant changes in our employee population or employee compensation arrangements.
(2)
See footnote (4) to our Summary Compensation Table for a description of how the values in the Change in Pension Value column are calculated.
(3)
All Other Compensation includes 401(k) match, defined contributions, NQDC contributions, dividends on restricted stock and other personal benefits for Mr. Evans and the 401(k) match and defined contributions for the median employee.

PAY VERSUS PERFORMANCE

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

					Value of initial Fixed $100 Investment Based on:			Company-Selected Performance Measure
	Summary Compensation Table Total for Linden R. Evans (1)	Compensation Actually Paid to Linden R. Evans (1) (2) (3)	Average Summary Compensation Table Total for Non-PEO NEOs (1)	Average Compensation Actually Paid to Non-PEO NEOs (1) (2) (3)	Total Shareholder Return	Peer Group Total Shareholder Return (4)	Net income (GAAP), in millions	EPS from ongoing operations, as adjusted (non-GAAP)	(5)
2022	$4,486,548	$4,506,289	$1,208,492	$1,224,584	$99.15	$101.15	$270.8	$3.97
2021	$4,440,908	$5,151,457	$1,318,764	$1,453,664	$96.19	$117.12	$251.3	$3.74
2020	$4,221,114	$3,055,790	$1,565,573	$1,003,991	$80.92	$98.84	$242.8	$3.73

_______________

(1)
Linden R. Evans was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below:

2020	2021	2022
Richard W. Kinzley	Richard W. Kinzley	Richard W. Kinzley
Brian G. Iverson	Brian G. Iverson	Brian G. Iverson
Stuart A. Wevik	Stuart A. Wevik	Erik D. Keller
Scott A. Buchholz	Erik D. Keller	Jennifer C. Landis

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company's NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote (3) below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed year.

Year	Summary Compensation Table Total for Linden R. Evans	Exclusion of Change in Pension Value for Linden R. Evans	Exclusion of Stock Awards for Linden R. Evans	Inclusion of Pension Service Cost for Linden R. Evans	Inclusion of Equity Values for Linden R. Evans	Compensation Actually Paid to Linden R. Evans
2022	$4,486,548	$-	$(2,394,776)	$-	$2,414,517	$4,506,289
2021	$4,440,908	$-	$(2,238,529)	$-	$2,949,078	$5,151,457
2020	$4,221,114	$(79,100)	$(1,820,599)	$-	$734,375	$3,055,790

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Average Exclusion of Change in Pension Value for Non-PEO NEOs	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs	Average Inclusion of Pension Service Cost for Non-PEO NEOs	Average Inclusion of Equity Values for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs
2022	$1,208,492	$-	$(481,530)	$-	$497,622	$1,224,584
2021	$1,318,764	$(37,453)	$(478,922)	$9,128	$642,147	$1,453,664
2020	$1,565,573	$(304,177)	$(405,174)	$33,347	$114,422	$1,003,991

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Linden R. Evans	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Linden R. Evans	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Linden R. Evans	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Linden R. Evans	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Linden R. Evans	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for Linden R. Evans	Total - Inclusion of Equity Values for Linden R. Evans
2022	$2,543,388	$157,935	$-	$(286,806)	$-	$-	$2,414,517
2021	$2,919,069	$80,463	$-	$(50,454)	$-	$-	$2,949,078
2020	$1,183,535	$(259,008)	$-	$(190,152)	$-	$-	$734,375

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for Non-PEO NEOs	Total - Average Inclusion of Equity Values for Non-PEO NEOs
2022	$511,412	$30,488	$-	$(44,278)	$-	$-	$497,622
2021	$624,512	$23,290	$-	$(5,655)	$-	$-	$642,147
2020	$263,362	$(68,513)	$-	$(80,427)	$-	$-	$114,422

(4)
The Peer Group TSR set forth in this table utilizes the Edison Electric Institute Index (“EEI Index”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2022. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the EEI Index, respectively. All dollar values assume reinvestment of the pre-tax value of dividends paid by companies, where applicable, included in the EEI Index. Historical stock performance is not necessarily indicative of future stock performance.

(5)
We determined EPS from ongoing operations, as adjusted (non-GAAP) to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2022. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

A non-GAAP reconciliation to GAAP EPS is shown below:

EPS from ongoing operations, as adjusted (Non-GAAP Measure)
	Year Ended December 31,
	2022	2021	2020
EPS available for common stock (GAAP)	$3.97	$3.74	$3.65
Impairment of investment	—	—	0.08
EPS from ongoing operations, as adjusted (Non-GAAP)	$3.97	$3.74	$3.73

Relationship between Pay and Performance

The charts shown below present a graphical comparison of compensation actually paid to the PEO and the average compensation actually paid to the other NEOs set forth in the Pay Versus Performance table above, as compared against the following Company performance measures: (1) Total shareholder return (TSR); (2) Peer group TSR; (3) Net income; and (4) EPS from ongoing operations, as adjusted. As presented, the first chart below compares the Company's TSR and peer group TSR, assumes an initial investment of $100 on December 31, 2019, assumes all dividends were reinvested and depicts performance at the end of each applicable year.

Pay Versus TSR 2020 - 2022
Compensation Actually Paid
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
$120
$100
$80
$60
$40
$20
$-
Total Shareholder Return
2020
2021
2022
Compensation actually paid to the PEO
Average compensation actually paid to Other NEOs
Total Shareholder Return
Peer Group Total Shareholder Return

Pay Versus Net Income 2020 - 2022
Compensation Actually Paid
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
Net Income
$280,000,000
$270,000,000
$260,000,000
$250,000,000
$240,000,000
$230,000,000
$220,000,000
2020
2021
2022
Compensation actually paid to the PEO
Average compensation actually paid to Other NEOs
Net Income

Pay Versus EPS from ongoing operations, as adjusted (non-GAAP)
Compensation Actually Paid
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
2020
2021
2022
$4.00
$3.95
$3.90
$3.85
$3.80
$3.75
$3.70
$3.65
$3.60
EPS from ongoing operations, as adjusted
Compensation actually paid to the PEO
Average compensation actually paid to Other NEOs
EPS from ongoing operations, as adjusted (non-GAAP)

Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2022 to Company performance. The measures in this table are not ranked.

Most Important Performance Measures
EPS from ongoing operations, as adjusted (non-GAAP)
Net income
Total Shareholder Return

PROPOSAL 4	ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION

Every six years, the Company is required to seek an advisory, non-binding shareholder vote on the frequency of submission to shareholders of the advisory vote on executive compensation once every year, every two years or every three years. We last submitted to our shareholders a vote on the frequency of future say on pay votes in 2017.

The Board recognizes the importance of receiving regular input from our shareholders on important issues such as executive compensation and has been asking shareholders to provide their advisory vote on executive compensation since that time. The Board believes that an annual advisory vote on executive compensation is consistent with the Company's policy of seeking input from, and engaging in discussions with, our shareholders on corporate governance matters. As such, the Board recommends that shareholders approve holding a say on pay vote every year.

Although the Board is recommending shareholders vote for a frequency of every year, for purposes of this proposal, shareholders are entitled to vote for any of the frequency alternatives, or they may abstain entirely from voting on the proposal, and they are not voting to approve or disapprove of on the Board's recommendation.

The frequency of the say on pay vote receiving the greatest number of votes cast in favor of such frequency will be the frequency of the say on pay vote that shareholders are deemed to have approved. Although the outcome of this advisory vote is non-binding, the Board will review the voting results and consider the outcome of the vote when selecting the frequency of advisory votes on executive compensation. The Company will report its determination about the frequency of the advisory vote on executive compensation in a Form 8-K or amendment to a Form 8-K filed within 150 days following the meeting.

The Board recommends a vote for the option of "1 YEAR" as the frequency with which shareholders will have an advisory, non-binding vote on executive compensation.

TRANSACTION OF OTHER BUSINESS

Our Board does not intend to present any business for action by our shareholders at the meeting except the matters referred to in this proxy statement. If any other matters should be properly presented at the meeting, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with the recommendations of our Board.

SHAREHOLDER PROPOSALS FOR 2024 ANNUAL MEETING

Shareholder proposals intended to be presented at our 2024 annual meeting of shareholders and considered for inclusion in our proxy materials must be received by our Corporate Secretary in writing at our executive offices at 7001 Mount Rushmore Road, P.O. Box 1400, Rapid City, South Dakota 57709, on or prior to November 16, 2023. Any proposal submitted must be in compliance with Rule 14a-8 of Regulation 14A of the Securities and Exchange Commission.

Additionally, a shareholder may submit a proposal or director nominee for consideration at our 2024 annual meeting of shareholders, but not for inclusion of the proposal or director nominee in our proxy materials, if the shareholder gives timely written notice of such proposal in accordance with Article I, Section 9 of our Bylaws. In general, Article I, Section 9 provides that, to be timely, a shareholder’s notice must be delivered to our Corporate Secretary in writing not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders.

Our 2023 annual meeting is scheduled for April 25, 2023. Ninety days prior to the first anniversary of this date will be January 26, 2024, and 120 days prior to the first anniversary of this date will be December 27, 2023. For business to be properly requested by the shareholder to be brought before the 2024 annual meeting of shareholders, the shareholder must comply with all of the requirements of Article I, Section 9 of our Bylaws, not just the timeliness requirements set forth above. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Board's nominees must provide notice that sets forth the information required by Rule 14a-19 under the exchange Act no later than February 25, 2024.

SHARED ADDRESS SHAREHOLDERS

In accordance with a notice sent to eligible shareholders who share a single address, we are sending only one annual report and proxy statement to that address unless we receive instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder of record residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she may contact Shareholder Relations at the below address.

Shareholder Relations

Black Hills Corporation

7001 Mount Rushmore Road

P.O. Box 1400

Rapid City, SD 57709

(605) 721-1700

Eligible shareholders of record receiving multiple copies of our annual report and proxy statement can request householding by contacting us in the same manner. Shareholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

We hereby undertake to deliver promptly, upon written or oral request, a separate copy of the annual report to shareholders, or proxy statement, as applicable, to our shareholders at a shared address to which a single copy of the document was delivered.

Please vote your shares by telephone, by the Internet or by promptly returning the accompanying form of proxy, whether or not you expect to be present at the annual meeting.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K (excluding exhibits) for the year ended December 31, 2022, which is required to be filed with the Securities and Exchange Commission, will be made available to shareholders to whom this proxy statement is mailed, without charge, upon written or oral request to Shareholder Relations, Black Hills Corporation, 7001 Mount Rushmore Road, P.O. Box 1400, Rapid City, SD 57709, Telephone Number: (605) 721-1700. Our Annual Report on Form 10-K also may be accessed through our website at www.blackhillscorp.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 25, 2023

Shareholders may view this proxy statement, our form of proxy and our 2022 Annual Report to Shareholders over the Internet by accessing our website at www.blackhillscorp.com. Information on our website does not constitute a part of this proxy statement.

	By	Order of the Board,

/s/ AMY K. KOENIG
Amy K. Koenig
Vice President - Governance, Corporate Secretary and Deputy General Counsel

Dated: March 15, 2023

(This page left blank intentionally.)

BLACK HILLS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, April 25, 2023

9:30 a.m., Local Time

Horizon Point

Company’s Corporate Headquarters

7001 Mount Rushmore Road

Rapid City, SD 57702

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and our 2022 Annual Report to Shareholders are available at www.blackhillscorp.com.

____________________________________________________________________________________________________

Black Hills Corporation
7001 Mount Rushmore Road, Rapid City, SD 57702	PROXY

This proxy is solicited by the Board for use at the Annual Meeting on April 25, 2023.

The undersigned hereby appoints Linden R. Evans, Brian G. Iverson and Richard W. Kinzley, and each of them, with full power of substitution, to vote all shares of the undersigned at the Annual Meeting of Shareholders to be held at 9:30 a.m., local time, April 25, 2023, at Horizon Point, the Company’s corporate headquarters, 7001 Mount Rushmore Road, Rapid City, SD 57702, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith.

Your vote is important! Ensure that your shares are represented at the meeting.

Either (1) submit your proxy by touchtone telephone, (2) submit your proxy by Internet, or (3) mark, date, sign, and return this proxy in the envelope provided. If no directions are given, properly executed proxies will be voted in accordance with the Board's recommendation on all matters listed on this proxy, and at their discretion on any other matters that may properly come before the meeting.

See reverse for voting instructions.

COMPANY #

VOTE BY INTERNET, TELEPHONE OR MAIL

24 HOURS A DAY, 7 DAYS A WEEK

Your phone or Internet vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET/MOBILE — www.proxypush.com/bkh

Use the Internet to vote your proxy until 11:59 p.m. (CT) on April 24, 2023.

VOTE BY PHONE— 1-866-883-3382

Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on April 24, 2023.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by internet or by phone, you do NOT need to mail back your Proxy Card.

The Board Recommends a Vote FOR the Nominees in Item 1, FOR Items 2 and 3.

and ONE (1) YEAR for Item 4.

1.	Election of Directors:	01 Scott M. Prochazka	Vote FOR ☐	Vote WITHHELD ☐
		02 Rebecca B. Roberts	all nominees	from all nominees
		03 Teresa A. Taylor	(except as marked)

(Instructions: To cumulate votes for any indicated nominee for election to the nominee's class, write the number(s) of the nominee(s) and the number of shares for such nominee in the box provided to the right.)

		For	Against	Abstain
2.	Ratification of the appointment of Deloitte & Touche LLP to serve as Black Hills Corporation’s independent registered public accounting firm for 2023.

		For	Against	Abstain
3.	Advisory resolution to approve executive compensation.

		1 Year	2 Years	3 Years	Abstain
4.	Advisory vote on the frequency of the advisory vote on our executive compensation.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE NOMINEES IN ITEM 1, FOR ITEMS 2 AND 3. AND 1 YEAR FOR ITEM 4.

Address change? Mark Box	☐
Indicate changes below:		Date

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.